CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Global Medium-Term Notes, Series A	$75,000,000	$5347.50

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
March 26, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: March 31, 2010

•	Initial valuation date: March 26, 2010

•	Final valuation date: March 25, 2011

•	Maturity date: March 30, 2011

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 0.98%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
American Eagle Outfitters, Inc.	$19.26	PS-8	AEO	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4738	06740J7N4/ US06740J7N45
The AES Corporation	$10.86	PS-10	AES	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4739	06740JXY1/ US06740JXY18
Aetna Inc.	$34.32	PS-12	AET	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4740	06740JXZ8/ US06740JXZ82
Applied Materials, Inc.	$13.21	PS-14	AMAT	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4741	06740JY20/ US06740JY204
Amazon.com, Inc.	$135.06	PS-16	AMZN	$4,000,000	9.00%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-4742	06740JY38/ US06740JY386
Anadarko Petroleum Corporation	$69.40	PS-18	APC	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4743	06740JY46/ US06740JY469
Activision Blizzard, Inc.	$11.97	PS-20	ATVI	$2,000,000	8.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4744	06740JY53/ US06740JY535
American Express Company	$41.12	PS-22	AXP	$2,000,000	8.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4745	06740JY61/ US06740JY618
Bank of America Corporation	$17.90	PS-24	BAC	$2,000,000	9.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4746	06740JY79/ US06740JY790
Bunge Limited	$63.84	PS-26	BG	$1,000,000	8.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4747	06740JY87/ US06740JY873
Baker Hughes Incorporated	$44.87	PS-28	BHI	$4,000,000	9.00%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-4748	06740JY95/ US06740JY956
Broadcom Corporation (Class A)	$33.12	PS-30	BRCM	$1,000,000	9.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4749	06740JYA2/ US06740JYA23
Boston Scientific Corporation	$7.01	PS-32	BSX	$4,000,000	9.00%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-4750	06740JYB0/ US06740JYB06
Buffalo Wild Wings, Inc.	$48.89	PS-34	BWLD	$1,000,000	8.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4751	06740JYC8/ US06740JYC88
Caterpillar Inc.	$62.44	PS-36	CAT	$2,000,000	8.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4752	06740JYD6/ US06740JYD61
Chesapeake Energy Corporation	$22.37	PS-38	CHK	$4,000,000	9.50%	80.0%	97.50%	$3,900,000	2.50%	$100,000	E-4753	06740JYE4/ US06740JYE45
CIGNA Corporation	$35.90	PS-40	CI	$1,000,000	8.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4754	06740JYF1/ US06740JYF10
Comerica Incorporated	$37.56	PS-42	CMA	$1,000,000	8.75%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4755	06740JYG9/ US06740JYG92
Deere & Co.	$60.56	PS-44	DE	$2,000,000	8.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4756	06740JYH7/ US06740JYH75
The Dow Chemical Company	$30.06	PS-46	DOW	$4,000,000	9.00%	75.0%	97.50%	$3,900,000	2.50%	$100,000	E-4757	06740JYJ3/ US06740JYJ32
Guess?, Inc.	$47.60	PS-48	GES	$1,000,000	9.25%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4758	06740JYK0/ US06740JYK05
Goldcorp Inc.	$37.09	PS-50	GG	$1,000,000	8.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4759	06740JYL8/ US06740JYL87
Garmin Ltd.	$39.94	PS-52	GRMN	$1,000,000	9.50%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4760	06740JYM6/ US06740JYM60
Halliburton Company	$29.36	PS-54	HAL	$2,000,000	8.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4761	06740JYN4/ US06740JYN44
IntercontinentalExchange, Inc.	$111.08	PS-56	ICE	$1,000,000	8.50%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4762	06740JYP9/ US06740JYP91
Janus Capital Group Inc.	$14.27	PS-58	JNS	$1,000,000	10.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4763	06740JYQ7/ US06740JYQ74
KBR, Inc.	$22.09	PS-60	KBR	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4764	06740JYR5/ US06740JYR57
Limited Brands, Inc.	$25.54	PS-62	LTD	$1,000,000	9.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4765	06740JYS3/ US06740JYS31
Morgan Stanley	$28.85	PS-64	MS	$2,000,000	9.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4766	06740JYT1/ US06740JYT14
NCR Corporation	$13.82	PS-66	NCR	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4767	06740JYU8/ US06740JYU86
Newmont Mining Corporation	$49.38	PS-68	NEM	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4768	06740JYV6/ US06740JYV69
National Oilwell Varco, Inc.	$39.92	PS-70	NOV	$1,000,000	9.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4769	06740JYW4/ US06740JYW43
Nucor Corporation	$45.67	PS-72	NUE	$2,000,000	9.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4770	06740JYX2/ US06740JYX26
Prudential Financial, Inc.	$59.21	PS-74	PRU	$2,000,000	8.00%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4771	06740JYY0/ US06740JYY09
Rowan Companies, Inc.	$27.03	PS-76	RDC	$1,000,000	8.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4772	06740JYZ7/ US06740JYZ73
Regions Financial Corporation	$7.63	PS-78	RF	$1,000,000	10.00%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4773	06740JZ29/ US06740JZ292
Range Resources Corporation	$45.67	PS-80	RRC	$1,000,000	9.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4774	06740JZ37/ US06740JZ375
Smithfield Foods, Inc.	$20.67	PS-82	SFD	$1,000,000	9.00%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4775	06740JZ45/ US06740JZ458
SunTrust Banks, Inc.	$26.50	PS-84	STI	$2,000,000	9.50%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4776	06740JZ52/ US06740JZ524
Suncor Energy Inc.	$30.00	PS-86	SU	$1,000,000	9.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4777	06740JZ60/ US06740JZ607
Sunoco, Inc.	$28.60	PS-88	SUN	$1,000,000	8.25%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4778	06740JZ78/ US06740JZ789
Tenaris S.A. (ADR)	$43.10	PS-90	TS	$1,000,000	9.50%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4779	06740JZ86/ US06740JZ862
Ultra Petroleum Corp.	$44.18	PS-92	UPL	$2,000,000	8.25%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4780	06740JZ94/ US06740JZ946
VMware, Inc. (Class A)	$53.53	PS-94	VMW	$2,000,000	9.25%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4781	06740JZA1/ US06740JZA14
Whole Foods Market, Inc.	$35.41	PS-96	WFMI	$2,000,000	8.25%	80.0%	97.50%	$1,950,000	2.50%	$50,000	E-4782	06740JZB9/ US06740JZB96
Williams-Sonoma, Inc.	$26.69	PS-98	WSM	$1,000,000	9.25%	80.0%	97.50%	$975,000	2.50%	$25,000	E-4783	06740JZC7/ US06740JZC79
Wynn Resorts, Limited	$76.63	PS-100	WYNN	$1,000,000	10.00%	75.0%	97.50%	$975,000	2.50%	$25,000	E-4784	06740JZD5/ US06740JZD52

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 2.50% of the principal amount of the notes, or $25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February 10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) ”cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations. However, because under certain circumstances, the Notes may be outstanding for more than one year, it is possible that the Deposit may not be treated as short-term obligations. In that event, the U.S. federal income tax treatment of the Deposit would be described under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Payments of Interest” in the accompanying prospectus supplement.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

American Eagle Outfitters, Inc.

According to publicly available information, American Eagle Outfitters, Inc. (the “Company”) designs, markets and sells its own brand of high quality, on-trend clothing, accessories and personal care products at affordable prices while targeting 15 to 25 year-old customers.

As of January 31, 2009, the Company had approximately 37,500 employees in the United States and Canada, of whom approximately 31,000 were part-time and seasonal hourly employees.

The linked share’s SEC file number is 001-33338.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	$33.00	$29.47	$29.99
June 29, 2007	$31.33	$25.27	$25.66
September 28, 2007	$28.28	$21.46	$26.31
December 31, 2007	$26.45	$20.20	$20.77
March 31, 2008	$23.84	$16.47	$17.51
June 30, 2008	$19.41	$13.31	$13.63
September 30, 2008	$18.00	$11.87	$15.25
December 31, 2008	$15.65	$6.99	$9.36
March 31, 2009	$12.95	$8.31	$12.24
June 30, 2009	$16.50	$11.76	$14.17
September 30, 2009	$17.40	$12.56	$16.86
December 31, 2009	$19.86	$14.37	$16.98
March 26, 2010*	$19.64	$15.51	$19.26

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AEO

Initial price: $19.26

Protection level: 80.00%

Protection price: $15.41

Physical delivery amount: 51 ($1,000/Initial price)

Fractional shares: 0.921080

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 2.15% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		102.15%
+ 90%	8.00%		92.15%
+ 80%	8.00%		82.15%
+ 70%	8.00%		72.15%
+ 60%	8.00%		62.15%
+ 50%	8.00%		52.15%
+ 40%	8.00%		42.15%
+ 30%	8.00%		32.15%
+ 20%	8.00%		22.15%
+ 10%	8.00%		12.15%
+ 5%	8.00%		7.15%

0%	8.00%		2.15%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-2.85%
- 10%	8.00%	-2.00%	-7.85%
- 20%	8.00%	-12.00%	-17.85%
- 30%	N/A	-22.00%	-27.85%
- 40%	N/A	-32.00%	-37.85%
- 50%	N/A	-42.00%	-47.85%
- 60%	N/A	-52.00%	-57.85%
- 70%	N/A	-62.00%	-67.85%
- 80%	N/A	-72.00%	-77.85%
- 90%	N/A	-82.00%	-87.85%
- 100%	N/A	-92.00%	-97.85%

The AES Corporation

According to publicly available information, The AES Corporation (the “Company”) is a global power holding company incorporated in Delaware in 1981. Through its subsidiaries, the Company operates a portfolio of electricity generation and distribution businesses and investments on five continents and in 29 countries. The Company operates two types of businesses. The first is the Generation business, where the Company owns and/or operates power plants to generate and sell power to wholesale customers such as utilities or other intermediaries. The second is the Utilities business, where the Company owns and/or operates utilities to distribute, transmit and sell electricity to end-user customers in the residential, commercial, industrial and governmental sectors in a defined service area. In addition to its traditional generation and distribution operations, the Company is also developing an alternative energy business that includes strategic initiatives such as wind generation and climate solutions.

The linked share’s SEC file number is 001-12291.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.85	$7.65	$8.53
June 30, 2004	$10.24	$7.56	$9.93
September 30, 2004	$10.66	$9.09	$9.99
December 31, 2004	$13.71	$10.00	$13.67
March 31, 2005	$17.96	$12.68	$16.38
June 30, 2005	$17.55	$13.00	$16.38
September 30, 2005	$16.75	$14.64	$16.43
December 30, 2005	$17.25	$14.81	$15.83
March 31, 2006	$18.88	$15.63	$17.06
June 30, 2006	$18.85	$16.15	$18.45
September 29, 2006	$21.47	$18.25	$20.39
December 29, 2006	$23.85	$20.02	$22.04
March 30, 2007	$23.00	$19.44	$21.52
June 29, 2007	$24.24	$20.54	$21.88
September 28, 2007	$23.39	$16.69	$20.04
December 31, 2007	$23.09	$19.78	$21.39
March 31, 2008	$22.48	$15.72	$16.67
June 30, 2008	$20.46	$16.68	$19.21
September 30, 2008	$19.50	$10.91	$11.69
December 31, 2008	$11.67	$5.80	$8.24
March 31, 2009	$9.48	$4.80	$5.81
June 30, 2009	$11.62	$5.62	$11.61
September 30, 2009	$15.33	$10.67	$14.82
December 31, 2009	$15.44	$12.50	$13.31
March 26, 2010*	$14.24	$11.08	$10.86

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AES

Initial price: $10.86

Protection level: 80.00%

Protection price: $8.69

Physical delivery amount: 92 ($1,000/Initial price)

Fractional shares: 0.081031

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Aetna Inc.

According to publicly available information, Aetna Inc. (the “Company”) is a diversified health care benefits company. The Company offers a broad range of traditional and consumer-directed health insurance products and related services, including medical, pharmacy, dental, behavioral health, group life and disability plans, and medical management capabilities and health care management services for Medicaid plans. Its customers include employer groups, individuals, college students, part-time and hourly workers, health plans, governmental units, government-sponsored plans, labor groups and expatriates.

The linked share’s SEC file number is 1-16095.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$22.60	$16.41	$22.43
June 30, 2004	$23.77	$19.20	$21.25
September 30, 2004	$24.99	$19.51	$24.98
December 31, 2004	$31.89	$20.68	$31.19
March 31, 2005	$38.67	$29.96	$37.48
June 30, 2005	$43.24	$33.70	$41.41
September 30, 2005	$43.31	$37.14	$43.07
December 30, 2005	$49.68	$40.00	$47.16
March 31, 2006	$52.48	$44.33	$49.14
June 30, 2006	$50.02	$35.00	$39.93
September 29, 2006	$41.59	$30.94	$39.55
December 29, 2006	$43.90	$38.22	$43.18
March 30, 2007	$46.60	$40.31	$43.79
June 29, 2007	$53.43	$43.52	$49.40
September 28, 2007	$54.96	$46.49	$54.27
December 31, 2007	$60.00	$52.00	$57.73
March 31, 2008	$59.44	$39.61	$42.09
June 30, 2008	$47.54	$39.48	$40.53
September 30, 2008	$44.63	$34.00	$36.11
December 31, 2008	$39.06	$14.22	$28.50
March 31, 2009	$34.86	$18.66	$24.33
June 30, 2009	$28.15	$21.56	$25.05
September 30, 2009	$31.44	$23.75	$27.83
December 31, 2009	$34.88	$24.95	$31.70
March 26, 2010*	$35.23	$27.95	$34.32

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AET

Initial price: $34.32

Protection level: 80.00%

Protection price: $27.46

Physical delivery amount: 29 ($1,000/Initial price)

Fractional shares: 0.137529

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.11% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.11%
+ 90%	8.00%		90.11%
+ 80%	8.00%		80.11%
+ 70%	8.00%		70.11%
+ 60%	8.00%		60.11%
+ 50%	8.00%		50.11%
+ 40%	8.00%		40.11%
+ 30%	8.00%		30.11%
+ 20%	8.00%		20.11%
+ 10%	8.00%		10.11%
+ 5%	8.00%		5.11%

0%	8.00%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.89%
- 10%	8.00%	-2.00%	-9.89%
- 20%	8.00%	-12.00%	-19.89%
- 30%	N/A	-22.00%	-29.89%
- 40%	N/A	-32.00%	-39.89%
- 50%	N/A	-42.00%	-49.89%
- 60%	N/A	-52.00%	-59.89%
- 70%	N/A	-62.00%	-69.89%
- 80%	N/A	-72.00%	-79.89%
- 90%	N/A	-82.00%	-89.89%
- 100%	N/A	-92.00%	-99.89%

Applied Materials, Inc.

According to publicly available information, Applied Materials, Inc. (the “Company”) is a Delaware corporation that provides Nanomanufacturing Technology solutions for the global semiconductor, flat panel display, solar and related industries, with equipment, service and software products. “Nanomanufacturing” is the production of ultra-small structures, including the engineering of thin layers of film onto substrates. The Company’s customers include manufacturers of semiconductor chips and wafers, flat panel liquid crystal displays (LCDs), photovoltaic (PV) cells and other electronic devices, who use what they manufacture in their own end products or sell the items to other companies for use in advanced electronic components.

The Company operates in four reportable segments: Silicon, Fab Solutions, Display, and Adjacent Technologies.

The linked share’s SEC file number is 0-06920.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$24.75	$19.79	$21.38
June 30, 2004	$22.96	$17.81	$19.62
September 30, 2004	$19.53	$15.36	$16.49
December 31, 2004	$18.33	$15.49	$17.10
March 31, 2005	$18.14	$15.15	$16.25
June 30, 2005	$17.43	$14.33	$16.18
September 30, 2005	$18.60	$16.00	$16.96
December 30, 2005	$19.47	$15.96	$17.94
March 31, 2006	$21.06	$17.27	$17.51
June 30, 2006	$19.19	$15.75	$16.28
September 29, 2006	$17.99	$14.39	$17.73
December 29, 2006	$19.10	$16.84	$18.45
March 30, 2007	$19.79	$17.35	$18.32
June 29, 2007	$20.78	$18.18	$19.87
September 28, 2007	$23.00	$19.67	$20.70
December 31, 2007	$21.77	$17.44	$17.76
March 31, 2008	$21.65	$16.13	$19.51
June 30, 2008	$21.18	$18.31	$19.09
September 30, 2008	$19.60	$14.63	$15.13
December 31, 2008	$15.15	$7.81	$10.13
March 31, 2009	$11.71	$8.20	$10.75
June 30, 2009	$12.88	$10.31	$10.97
September 30, 2009	$14.19	$10.55	$13.40
December 31, 2009	$14.22	$11.79	$13.94
March 26, 2010*	$14.94	$11.66	$13.21

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMAT

Initial price: $13.21

Protection level: 80.00%

Protection price: $10.57

Physical delivery amount: 75 ($1,000/Initial price)

Fractional shares: 0.700227

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 1.80% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.80%
+ 90%	8.00%		91.80%
+ 80%	8.00%		81.80%
+ 70%	8.00%		71.80%
+ 60%	8.00%		61.80%
+ 50%	8.00%		51.80%
+ 40%	8.00%		41.80%
+ 30%	8.00%		31.80%
+ 20%	8.00%		21.80%
+ 10%	8.00%		11.80%
+ 5%	8.00%		6.80%

0%	8.00%		1.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.20%
- 10%	8.00%	-2.00%	-8.20%
- 20%	8.00%	-12.00%	-18.20%
- 30%	N/A	-22.00%	-28.20%
- 40%	N/A	-32.00%	-38.20%
- 50%	N/A	-42.00%	-48.20%
- 60%	N/A	-52.00%	-58.20%
- 70%	N/A	-62.00%	-68.20%
- 80%	N/A	-72.00%	-78.20%
- 90%	N/A	-82.00%	-88.20%
- 100%	N/A	-92.00%	-98.20%

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company also generates revenue through co-branded credit card agreements and other marketing and promotional services, such as online advertising. Additionally, the Company provides services for third-party retailers, marketing and promotional services, and web services for developers.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007	$94.25	$68.02	$93.15
December 31, 2007	$101.04	$76.50	$92.64
March 31, 2008	$97.43	$61.20	$71.30
June 30, 2008	$84.88	$70.65	$73.33
September 30, 2008	$91.75	$61.33	$72.76
December 31, 2008	$71.95	$34.68	$51.28
March 31, 2009	$75.61	$47.64	$73.44
June 30, 2009	$88.56	$71.71	$83.66
September 30, 2009	$94.50	$75.41	$93.36
December 31, 2009	$145.91	$88.27	$134.52
March 26, 2010*	$136.99	$113.83	$135.06

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $135.06

Protection level: 80.00%

Protection price: $108.05

Physical delivery amount: 7 ($1,000/Initial price)

Fractional shares: 0.404117

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.3 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2009. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$26.98	$24.00	$25.93
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
December 31, 2009	$69.37	$55.88	$62.42
March 26, 2010*	$73.89	$60.75	$69.40

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $69.40

Protection level: 80.00%

Protection price: $55.52

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.409222

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.51% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.51%
+ 90%	8.00%		90.51%
+ 80%	8.00%		80.51%
+ 70%	8.00%		70.51%
+ 60%	8.00%		60.51%
+ 50%	8.00%		50.51%
+ 40%	8.00%		40.51%
+ 30%	8.00%		30.51%
+ 20%	8.00%		20.51%
+ 10%	8.00%		10.51%
+ 5%	8.00%		5.51%

0%	8.00%		0.51%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.49%
- 10%	8.00%	-2.00%	-9.49%
- 20%	8.00%	-12.00%	-19.49%
- 30%	N/A	-22.00%	-29.49%
- 40%	N/A	-32.00%	-39.49%
- 50%	N/A	-42.00%	-49.49%
- 60%	N/A	-52.00%	-59.49%
- 70%	N/A	-62.00%	-69.49%
- 80%	N/A	-72.00%	-79.49%
- 90%	N/A	-82.00%	-89.49%
- 100%	N/A	-92.00%	-99.49%

Activision Blizzard, Inc.

According to publicly available information, Activision Blizzard, Inc. (the “Company”) is a worldwide online, personal computer, console, and handheld game publisher. The Company develops and publishes video games on various consoles, handheld platforms, and the PC platform. As of December 31, 2009, the Company has approximately 7,000 total full-time and part-time employees.

The linked share’s SEC file number is 001-15839.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$4.55	$3.20	$4.45
June 30, 2004	$4.81	$3.87	$4.47
September 30, 2004	$4.61	$3.42	$3.90
December 31, 2004	$5.77	$3.51	$5.68
March 31, 2005	$7.02	$5.10	$5.55
June 30, 2005	$6.94	$5.32	$6.20
September 30, 2005	$8.65	$6.03	$7.67
December 30, 2005	$9.00	$6.47	$6.87
March 31, 2006	$7.96	$5.91	$6.90
June 30, 2006	$7.54	$5.36	$5.69
September 29, 2006	$8.00	$5.24	$7.55
December 29, 2006	$9.10	$7.11	$8.62
March 30, 2007	$9.60	$8.03	$9.47
June 29, 2007	$10.72	$9.08	$9.34
September 28, 2007	$10.96	$8.47	$10.80
December 31, 2007	$14.94	$9.41	$14.85
March 31, 2008	$14.86	$12.56	$13.66
June 30, 2008	$18.65	$13.46	$17.04
September 30, 2008	$19.28	$14.04	$15.43
December 31, 2008	$15.36	$8.28	$8.64
March 31, 2009	$10.99	$8.14	$10.46
June 30, 2009	$13.14	$9.85	$12.63
September 30, 2009	$13.00	$10.80	$12.39
December 31, 2009	$12.96	$10.25	$11.11
March 26, 2010*	$12.18	$9.94	$11.97

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ATVI

Initial price: $11.97

Protection level: 80.00%

Protection price: $9.58

Physical delivery amount: 83 ($1,000/Initial price)

Fractional shares: 0.542189

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 1.25% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.25%
+ 90%	8.00%		91.25%
+ 80%	8.00%		81.25%
+ 70%	8.00%		71.25%
+ 60%	8.00%		61.25%
+ 50%	8.00%		51.25%
+ 40%	8.00%		41.25%
+ 30%	8.00%		31.25%
+ 20%	8.00%		21.25%
+ 10%	8.00%		11.25%
+ 5%	8.00%		6.25%

0%	8.00%		1.25%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.75%
- 10%	8.00%	-2.00%	-8.75%
- 20%	8.00%	-12.00%	-18.75%
- 30%	N/A	-22.00%	-28.75%
- 40%	N/A	-32.00%	-38.75%
- 50%	N/A	-42.00%	-48.75%
- 60%	N/A	-52.00%	-58.75%
- 70%	N/A	-62.00%	-68.75%
- 80%	N/A	-72.00%	-78.75%
- 90%	N/A	-82.00%	-88.75%
- 100%	N/A	-92.00%	-98.75%

American Express Company

According to publicly available information, American Express Company (the “Company”) together with its consolidated subsidiaries, is a leading global payments, network and travel company that offers its products and services throughout the world as of December 31, 2009. The Company was founded in 1850 as a joint stock association and was incorporated in 1965 as a New York corporation. The Company’s headquarters are located in New York, New York in lower Manhattan. The Company also has offices in other locations in North America, as well as throughout the world.

The linked share’s SEC file number is 001-07657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$47.23	$41.52	$45.39
June 30, 2004	$46.22	$41.43	$44.98
September 30, 2004	$45.30	$41.75	$45.05
December 31, 2004	$49.94	$44.53	$49.34
March 31, 2005	$50.77	$43.78	$44.97
June 30, 2005	$48.41	$43.34	$46.59
September 30, 2005	$52.06	$45.78	$50.28
December 30, 2005	$53.05	$46.60	$51.46
March 31, 2006	$55.00	$51.05	$52.55
June 30, 2006	$54.90	$50.92	$53.22
September 29, 2006	$56.19	$49.75	$56.08
December 29, 2006	$62.50	$55.00	$60.67
March 30, 2007	$61.00	$53.91	$56.40
June 29, 2007	$65.24	$55.34	$61.18
September 28, 2007	$65.89	$55.50	$59.37
December 31, 2007	$63.63	$50.37	$52.02
March 31, 2008	$52.32	$39.50	$43.72
June 30, 2008	$52.63	$37.61	$37.67
September 30, 2008	$42.50	$31.71	$35.43
December 31, 2008	$35.80	$16.55	$18.55
March 31, 2009	$21.38	$9.71	$13.63
June 30, 2009	$28.45	$13.18	$23.24
September 30, 2009	$36.50	$22.00	$33.90
December 31, 2009	$42.25	$31.69	$40.52
March 26, 2010*	$43.24	$36.60	$41.12

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AXP

Initial price: $41.12

Protection level: 80.00%

Protection price: $32.90

Physical delivery amount: 24 ($1,000/Initial price)

Fractional shares: 0.319066

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 1.74% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.74%
+ 90%	8.00%		91.74%
+ 80%	8.00%		81.74%
+ 70%	8.00%		71.74%
+ 60%	8.00%		61.74%
+ 50%	8.00%		51.74%
+ 40%	8.00%		41.74%
+ 30%	8.00%		31.74%
+ 20%	8.00%		21.74%
+ 10%	8.00%		11.74%
+ 5%	8.00%		6.74%

0%	8.00%		1.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.26%
- 10%	8.00%	-2.00%	-8.26%
- 20%	8.00%	-12.00%	-18.26%
- 30%	N/A	-22.00%	-28.26%
- 40%	N/A	-32.00%	-38.26%
- 50%	N/A	-42.00%	-48.26%
- 60%	N/A	-52.00%	-58.26%
- 70%	N/A	-62.00%	-68.26%
- 80%	N/A	-72.00%	-78.26%
- 90%	N/A	-82.00%	-88.26%
- 100%	N/A	-92.00%	-98.26%

Bank of America Corporation

According to publicly available information, Bank of America Corporation (“the Company”) is a Delaware corporation, a bank holding company and a financial holding company under the Gramm-Leach-Bliley Act. The Company was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. The Company’s principal executive offices are located in the Bank of America Corporate Center, Charlotte, North Carolina 28255.

The Company provides a diversified range of banking and nonbanking financial services and products through three business segments: Global Consumer and Small Business Banking, Global Corporate and Investment Banking and Global Wealth and Investment Management. The Company currently operates in all 50 states, the District of Columbia and more than 40 different countries. As of December 31, 2009, in the United States, it serves more than 59 million consumer and small business relationships with more than 6,000 banking centers.

The linked share’s SEC file number is 001-06523.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$41.50	$38.81	$40.49
June 30, 2004	$42.83	$38.52	$42.31
September 30, 2004	$44.99	$41.77	$43.33
December 31, 2004	$47.47	$42.94	$46.99
March 31, 2005	$47.20	$43.43	$44.10
June 30, 2005	$47.42	$43.47	$45.61
September 30, 2005	$46.05	$41.14	$42.10
December 30, 2005	$47.25	$41.38	$46.15
March 31, 2006	$47.20	$42.98	$45.54
June 30, 2006	$50.50	$45.26	$48.10
September 29, 2006	$54.00	$47.59	$53.57
December 29, 2006	$55.08	$51.32	$53.39
March 30, 2007	$54.21	$48.36	$51.02
June 29, 2007	$52.20	$48.55	$48.89
September 28, 2007	$52.77	$46.52	$50.27
December 31, 2007	$52.95	$40.61	$41.26
March 31, 2008	$45.08	$33.25	$37.91
June 30, 2008	$41.37	$23.65	$23.87
September 30, 2008	$38.85	$18.44	$35.00
December 31, 2008	$38.50	$10.01	$14.08
March 31, 2009	$14.81	$2.53	$6.82
June 30, 2009	$15.06	$6.45	$13.20
September 30, 2009	$18.25	$11.27	$16.92
December 31, 2009	$18.64	$14.12	$15.06
March 26, 2010*	$18.35	$14.25	$17.90

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BAC

Initial price: $17.90

Protection level: 80.00%

Protection price: $14.32

Physical delivery amount: 55 ($1,000/Initial price)

Fractional shares: 0.865922

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.22% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.22%
+ 90%	9.00%		90.22%
+ 80%	9.00%		80.22%
+ 70%	9.00%		70.22%
+ 60%	9.00%		60.22%
+ 50%	9.00%		50.22%
+ 40%	9.00%		40.22%
+ 30%	9.00%		30.22%
+ 20%	9.00%		20.22%
+ 10%	9.00%		10.22%
+ 5%	9.00%		5.22%

0%	9.00%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.78%
- 10%	9.00%	-1.00%	-9.78%
- 20%	9.00%	-11.00%	-19.78%
- 30%	N/A	-21.00%	-29.78%
- 40%	N/A	-31.00%	-39.78%
- 50%	N/A	-41.00%	-49.78%
- 60%	N/A	-51.00%	-59.78%
- 70%	N/A	-61.00%	-69.78%
- 80%	N/A	-71.00%	-79.78%
- 90%	N/A	-81.00%	-89.78%
- 100%	N/A	-91.00%	-99.78%

Bunge Limited

According to publicly available information, Bunge Limited (the “Company”) engages in the agriculture and food business. The Company operates in four business segments: agribusiness, fertilizer, edible oil products and milling products. The agribusiness division is an integrated business principally involved in the purchase, storage, transport, processing and sale of agricultural commodities and commodity products. The fertilizer division is involved in every stage of the fertilizer business, from mining of phosphate-based raw materials to the sale of retail fertilizer products. The Company has operations in Europe, the United States, Brazil, Asia, Canada, and Argentina. Bunge Limited was founded in 1818 and is headquartered in White Plains, New York.

The linked share’s SEC file number is: 001-16625.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$40.35	$32.84	$40.22
June 30, 2004	$41.43	$33.93	$38.94
September 30, 2004	$41.45	$36.82	$39.98
December 31, 2004	$57.45	$38.69	$57.01
March 31, 2005	$58.10	$49.41	$53.88
June 30, 2005	$65.20	$48.34	$63.40
September 30, 2005	$67.99	$51.10	$52.62
December 30, 2005	$57.83	$46.65	$56.61
March 31, 2006	$61.40	$49.86	$55.71
June 30, 2006	$62.19	$47.85	$50.25
September 29, 2006	$59.27	$49.75	$57.95
December 29, 2006	$73.54	$57.31	$72.51
March 30, 2007	$85.68	$69.93	$82.22
June 29, 2007	$84.75	$71.00	$84.50
September 28, 2007	$107.76	$80.73	$107.45
December 31, 2007	$125.41	$100.64	$116.41
March 31, 2008	$135.00	$84.80	$86.88
June 30, 2008	$127.64	$86.37	$107.69
September 30, 2008	$106.67	$58.83	$63.18
December 31, 2008	$65.23	$27.60	$51.77
March 31, 2009	$60.80	$38.76	$56.65
June 30, 2009	$69.67	$45.85	$60.25
September 30, 2009	$72.96	$54.00	$62.61
December 31, 2009	$68.92	$56.00	$63.83
March 26, 2010*	$72.74	$56.87	$63.84

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BG

Initial price: $63.84

Protection level: 80.00%

Protection price: $51.07

Physical delivery amount: 15 ($1,000/Initial price)

Fractional shares: 0.664160

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.29%
+ 90%	8.50%		91.29%
+ 80%	8.50%		81.29%
+ 70%	8.50%		71.29%
+ 60%	8.50%		61.29%
+ 50%	8.50%		51.29%
+ 40%	8.50%		41.29%
+ 30%	8.50%		31.29%
+ 20%	8.50%		21.29%
+ 10%	8.50%		11.29%
+ 5%	8.50%		6.29%

0%	8.50%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.71%
- 10%	8.50%	-1.50%	-8.71%
- 20%	8.50%	-11.50%	-18.71%
- 30%	N/A	-21.50%	-28.71%
- 40%	N/A	-31.50%	-38.71%
- 50%	N/A	-41.50%	-48.71%
- 60%	N/A	-51.50%	-58.71%
- 70%	N/A	-61.50%	-68.71%
- 80%	N/A	-71.50%	-78.71%
- 90%	N/A	-81.50%	-88.71%
- 100%	N/A	-91.50%	-98.71%

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated (the “Company”) is a Delaware corporation engaged in the oilfield services industry. The Company is a major supplier of wellbore related products and technology services, including products and services for drilling, formation evaluation, completion and production and reservoir technology and consulting to the worldwide oil and natural gas industry.

The Company was formed in April 1987 in connection with the combination of Baker International Corporation and Hughes Tool Company. It acquired Western Atlas Inc. in a merger completed on August 10, 1998. It is a provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry.

The linked share’s SEC file number is 001-09397.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$38.77	$31.56	$36.48
June 30, 2004	$38.87	$33.45	$37.65
September 30, 2004	$44.27	$37.12	$43.72
December 31, 2004	$45.30	$39.80	$42.67
March 31, 2005	$48.36	$40.74	$44.49
June 30, 2005	$52.10	$41.81	$51.16
September 30, 2005	$61.90	$50.80	$59.68
December 30, 2005	$63.13	$50.37	$60.78
March 31, 2006	$78.33	$61.15	$68.40
June 30, 2006	$89.30	$66.64	$81.85
September 29, 2006	$83.95	$61.09	$68.20
December 29, 2006	$78.85	$64.92	$74.66
March 30, 2007	$73.81	$62.26	$66.13
June 29, 2007	$89.95	$65.69	$84.13
September 28, 2007	$92.10	$73.65	$90.37
December 31, 2007	$100.29	$76.40	$81.10
March 31, 2008	$82.13	$62.65	$68.50
June 30, 2008	$90.76	$67.48	$87.34
September 30, 2008	$90.45	$56.53	$60.54
December 31, 2008	$58.94	$24.40	$32.07
March 31, 2009	$38.95	$25.69	$28.55
June 30, 2009	$43.00	$27.38	$36.44
September 30, 2009	$44.61	$33.12	$42.66
December 31, 2009	$48.18	$37.66	$40.48
March 26, 2010*	$52.40	$41.00	$44.87

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BHI

Initial price: $44.87

Protection level: 80.00%

Protection price: $35.90

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.286606

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 1.32% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		101.32%
+ 90%	9.00%		91.32%
+ 80%	9.00%		81.32%
+ 70%	9.00%		71.32%
+ 60%	9.00%		61.32%
+ 50%	9.00%		51.32%
+ 40%	9.00%		41.32%
+ 30%	9.00%		31.32%
+ 20%	9.00%		21.32%
+ 10%	9.00%		11.32%
+ 5%	9.00%		6.32%

0%	9.00%		1.32%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-3.68%
- 10%	9.00%	-1.00%	-8.68%
- 20%	9.00%	-11.00%	-18.68%
- 30%	N/A	-21.00%	-28.68%
- 40%	N/A	-31.00%	-38.68%
- 50%	N/A	-41.00%	-48.68%
- 60%	N/A	-51.00%	-58.68%
- 70%	N/A	-61.00%	-68.68%
- 80%	N/A	-71.00%	-78.68%
- 90%	N/A	-81.00%	-88.68%
- 100%	N/A	-91.00%	-98.68%

Broadcom Corporation

According to publicly available information, Broadcom Corporation (the “Company”) is a major technology innovator and global leader in semiconductors for wired and wireless communications. The Company’s products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. The Company provides the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. The Company’s diverse product portfolio includes solutions for digital cable, satellite and Internet Protocol (IP) set-top boxes and media servers; high definition television (HDTV); high definition DVD players and personal video recording (PVR) devices; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; SystemI/Otm server solutions; broadband network and security processors; wireless and personal area networking; cellular communications; mobile multimedia and applications processors; mobile power management; and Voice over Internet Protocol (VoIP) gateway and telephony systems.

The Company was incorporated in California in August 1991 and its principal executive offices are located at 16215 Alton Parkway, Irvine, California 92618-3616, and the telephone number at that location is 949.926.5000. The Company’s Internet address is www.broadcom.com.

The linked share’s SEC file number is: 0-23993.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$30.00	$22.73	$26.11
June 30, 2004	$31.36	$24.35	$31.18
September 30, 2004	$31.17	$16.83	$18.19
December 31, 2004	$22.99	$17.07	$21.52
March 31, 2005	$22.71	$19.40	$19.95
June 30, 2005	$25.67	$18.25	$23.67
September 30, 2005	$31.41	$23.77	$31.27
December 30, 2005	$33.28	$26.38	$31.43
March 31, 2006	$50.00	$30.96	$43.16
June 30, 2006	$46.97	$28.72	$30.05
September 29, 2006	$31.27	$21.98	$30.34
December 29, 2006	$37.47	$26.81	$32.31
March 30, 2007	$37.05	$29.27	$32.07
June 29, 2007	$34.90	$29.01	$29.25
September 28, 2007	$37.51	$29.36	$36.44
December 31, 2007	$43.00	$25.70	$26.14
March 31, 2008	$27.45	$16.38	$19.27
June 30, 2008	$29.71	$19.47	$27.29
September 30, 2008	$29.91	$17.19	$18.63
December 31, 2008	$19.14	$12.99	$16.97
March 31, 2009	$21.49	$15.32	$19.98
June 30, 2009	$27.56	$19.11	$24.79
September 30, 2009	$31.20	$23.01	$30.69
December 31, 2009	$32.29	$25.76	$31.45
March 26, 2010*	$34.27	$26.40	$33.12

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BRCM

Initial price: $33.12

Protection level: 80.00%

Protection price: $26.50

Physical delivery amount: 30 ($1,000/Initial price)

Fractional shares: 0.193237

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.24% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.24%
+ 90%	9.00%		90.24%
+ 80%	9.00%		80.24%
+ 70%	9.00%		70.24%
+ 60%	9.00%		60.24%
+ 50%	9.00%		50.24%
+ 40%	9.00%		40.24%
+ 30%	9.00%		30.24%
+ 20%	9.00%		20.24%
+ 10%	9.00%		10.24%
+ 5%	9.00%		5.24%

0%	9.00%		0.24%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.76%
- 10%	9.00%	-1.00%	-9.76%
- 20%	9.00%	-11.00%	-19.76%
- 30%	N/A	-21.00%	-29.76%
- 40%	N/A	-31.00%	-39.76%
- 50%	N/A	-41.00%	-49.76%
- 60%	N/A	-51.00%	-59.76%
- 70%	N/A	-61.00%	-69.76%
- 80%	N/A	-71.00%	-79.76%
- 90%	N/A	-81.00%	-89.76%
- 100%	N/A	-91.00%	-99.76%

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation.

Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain. The Company’s net sales have increased substantially, growing from $2 million in 1979 to approximately $8.2 billion in 2009.

The linked share’s SEC file number is 01-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 28, 2007	$15.82	$12.11	$13.95
December 31, 2007	$15.31	$11.27	$11.63
March 31, 2008	$13.27	$10.76	$12.87
June 30, 2008	$14.22	$12.09	$12.29
September 30, 2008	$14.20	$11.63	$12.27
December 31, 2008	$11.90	$5.41	$7.74
March 31, 2009	$9.63	$6.08	$7.95
June 30, 2009	$10.57	$7.65	$10.14
September 30, 2009	$11.77	$9.58	$10.59
December 31, 2009	$10.52	$7.85	$9.00
March 26, 2010*	$9.79	$6.31	$7.01

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $7.01

Protection level: 80.00%

Protection price: $5.61

Physical delivery amount: 142 ($1,000/Initial price)

Fractional shares: 0.653352

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

Buffalo Wild Wings, Inc.

According to publicly available information, Buffalo Wild Wings, Inc. (the “Company”) is an established and growing owner, operator and franchisor of restaurants featuring a variety of boldly-flavored, cravable menu items including Buffalo, New York-style chicken wings. The Company was founded in 1982 and in 2003, became a publicly-held company.

The Company’s growth strategy is moving toward a mix of approximately 40% company-owned restaurants and approximately 60% franchised restaurants. At the end of 2010, the Company anticipates that approximately 36% of the restaurants will be company-owned.

The linked share’s SEC file number is 000-24743.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.40	$11.40	$14.32
June 30, 2004	$17.41	$12.75	$13.83
September 30, 2004	$15.93	$13.04	$14.02
December 31, 2004	$18.80	$13.52	$17.41
March 31, 2005	$20.85	$15.81	$18.92
June 30, 2005	$19.90	$13.69	$15.60
September 30, 2005	$17.42	$12.95	$13.25
December 30, 2005	$17.15	$12.58	$16.61
March 31, 2006	$21.18	$14.80	$20.79
June 30, 2006	$22.09	$17.51	$19.16
September 29, 2006	$20.04	$15.42	$19.13
December 29, 2006	$29.15	$18.48	$26.60
March 30, 2007	$32.09	$22.89	$31.85
June 29, 2007	$47.74	$31.01	$41.59
September 28, 2007	$44.17	$29.86	$37.72
December 31, 2007	$42.12	$22.89	$23.22
March 31, 2008	$26.72	$18.25	$24.50
June 30, 2008	$34.99	$22.83	$24.83
September 30, 2008	$44.94	$24.00	$40.24
December 31, 2008	$41.47	$14.50	$25.65
March 31, 2009	$38.85	$21.31	$36.58
June 30, 2009	$44.47	$31.73	$32.52
September 30, 2009	$44.76	$30.90	$41.61
December 31, 2009	$44.31	$38.60	$40.27
March 26, 2010*	$49.55	$39.29	$48.89

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BWLD

Initial price: $48.89

Protection level: 80.00%

Protection price: $39.11

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.454081

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Caterpillar Inc.

According to publicly available information, Caterpillar Inc. (the “Company”) was originally organized as Caterpillar Tractor Co. in 1925 in the State of California. In 1986, the Company reorganized as Caterpillar Inc. in the State of Delaware. The Company operates in three principal lines of business: Machinery, Engines and Financial Products. Machinery is a principal line of business which includes the design, manufacture, marketing and sales of construction, mining and forestry machinery—track and wheel tractors, track and wheel loaders, pipelayers, motor graders, wheel tractor-scrapers, track and wheel excavators, backhoe loaders, log skidders, log loaders, off-highway trucks, articulated trucks, paving products, telehandlers, skid steer loaders and related parts. Machinery also includes logistics services for other companies, and the design, manufacture, remanufacture, maintenance and services of rail-related products. Engines is a principal line of business including the design, manufacture, marketing and sales of engines for Caterpillar machinery; electric power generation systems; on-highway vehicles and locomotives; marine, petroleum, construction, industrial, agricultural and other applications; and related parts. Engines also include remanufacturing of Caterpillar engines and a variety of Caterpillar machine and engine components and remanufacturing services for other companies. Financial Products is a principal line of business consisting primarily of Caterpillar Financial Services Corporation, Caterpillar Insurance Holdings, Inc., Caterpillar Power Ventures Corporation and their respective subsidiaries. Cat Financial provides a wide range of financing alternatives to customers and dealers for Caterpillar machinery and engines, Solar gas turbines as well as other equipment and marine vessels. Cat Financial also extends loans to customers and dealers. Cat Insurance provides various forms of insurance to customers and dealers to help support the purchase and lease of our equipment. Cat Power Ventures is an investor in independent power projects using Caterpillar power generation equipment and services.

The linked share’s SEC file number is 001-00768.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$42.72	$36.26	$39.54
June 30, 2004	$42.38	$36.01	$39.72
September 30, 2004	$40.65	$34.25	$40.23
December 31, 2004	$49.36	$38.40	$48.76
March 31, 2005	$49.98	$43.22	$45.72
June 30, 2005	$51.49	$41.35	$47.66
September 30, 2005	$59.87	$47.43	$58.75
December 30, 2005	$59.84	$48.30	$57.77
March 31, 2006	$77.20	$57.05	$71.81
June 30, 2006	$82.00	$64.41	$74.48
September 29, 2006	$75.43	$62.09	$65.80
December 29, 2006	$70.91	$58.85	$61.33
March 30, 2007	$68.43	$57.98	$67.03
June 29, 2007	$82.88	$65.87	$78.30
September 28, 2007	$87.00	$70.59	$78.43
December 31, 2007	$82.74	$67.00	$72.56
March 31, 2008	$78.62	$60.01	$78.29
June 30, 2008	$85.96	$72.56	$73.82
September 30, 2008	$75.87	$58.11	$59.60
December 31, 2008	$58.18	$32.00	$44.67
March 31, 2009	$47.05	$21.72	$27.96
June 30, 2009	$40.96	$27.50	$33.04
September 30, 2009	$54.70	$30.02	$51.33
December 31, 2009	$61.21	$47.50	$56.99
March 26, 2010*	$64.42	$50.50	$62.44

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CAT

Initial price: $62.44

Protection level: 80.00%

Protection price: $49.95

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.015375

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 2.65% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		102.65%
+ 90%	8.50%		92.65%
+ 80%	8.50%		82.65%
+ 70%	8.50%		72.65%
+ 60%	8.50%		62.65%
+ 50%	8.50%		52.65%
+ 40%	8.50%		42.65%
+ 30%	8.50%		32.65%
+ 20%	8.50%		22.65%
+ 10%	8.50%		12.65%
+ 5%	8.50%		7.65%

0%	8.50%		2.65%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-2.35%
- 10%	8.50%	-1.50%	-7.35%
- 20%	8.50%	-11.50%	-17.35%
- 30%	N/A	-21.50%	-27.35%
- 40%	N/A	-31.50%	-37.35%
- 50%	N/A	-41.50%	-47.35%
- 60%	N/A	-51.50%	-57.35%
- 70%	N/A	-61.50%	-67.35%
- 80%	N/A	-71.50%	-77.35%
- 90%	N/A	-81.50%	-87.35%
- 100%	N/A	-91.50%	-97.35%

Chesapeake Energy Corporation

According to publicly available information, Chesapeake Energy Corporation (the “Company”) is the third largest independent producer of natural gas in the United States, and the Company owns interests in approximately 44,100 producing oil and natural gas wells that are currently producing approximately 2.4 billion cubic feet equivalent, or bcfe, per day, 93% of which is natural gas. The Company is focused on discovering, acquiring and developing conventional and unconventional natural gas reserves onshore in the U.S., east of the Rocky Mountains. The Company’s most important operating area has historically been the Mid-Continent region of Oklahoma, Arkansas, southwestern Kansas and the Texas Panhandle. At December 31, 2009, 37% of its estimated proved oil and natural gas reserves were located in the Mid-Continent region. During the past five years, the Company has also built significant positions in various conventional and unconventional plays in the Fort Worth Basin in north-central Texas; the Appalachian Basin, principally in West Virginia, eastern Kentucky, eastern Ohio, Pennsylvania and southern New York; the Permian and Delaware Basins of West Texas and eastern New Mexico; the Ark-La-Tex area of East Texas and northern Louisiana; and the South Texas and Texas Gulf Coast regions.

The linked share’s SEC file number is 1-13726.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$13.98	$11.71	$13.40
June 30, 2004	$15.05	$12.69	$14.72
September 30, 2004	$16.24	$13.69	$15.83
December 31, 2004	$18.31	$15.18	$16.50
March 31, 2005	$23.64	$15.06	$21.94
June 30, 2005	$23.98	$17.85	$22.80
September 30, 2005	$38.98	$22.90	$38.25
December 30, 2005	$40.01	$26.62	$31.73
March 31, 2006	$35.57	$27.80	$31.41
June 30, 2006	$33.75	$26.81	$30.25
September 29, 2006	$33.76	$28.07	$28.98
December 29, 2006	$34.27	$27.92	$29.05
March 30, 2007	$31.83	$27.27	$30.88
June 29, 2007	$37.75	$30.88	$34.60
September 28, 2007	$37.15	$31.38	$35.26
December 31, 2007	$41.19	$35.25	$39.20
March 31, 2008	$49.83	$34.44	$46.15
June 30, 2008	$68.10	$45.26	$65.96
September 30, 2008	$73.89	$31.19	$35.86
December 31, 2008	$35.43	$9.84	$16.17
March 31, 2009	$20.13	$13.28	$17.06
June 30, 2009	$24.66	$16.45	$19.83
September 30, 2009	$29.49	$16.92	$28.40
December 31, 2009	$30.00	$22.07	$25.88
March 26, 2010*	$29.20	$22.96	$22.37

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHK

Initial price: $22.37

Protection level: 80.00%

Protection price: $17.90

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.702727

Coupon: 9.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.29%
+ 90%	9.50%		91.29%
+ 80%	9.50%		81.29%
+ 70%	9.50%		71.29%
+ 60%	9.50%		61.29%
+ 50%	9.50%		51.29%
+ 40%	9.50%		41.29%
+ 30%	9.50%		31.29%
+ 20%	9.50%		21.29%
+ 10%	9.50%		11.29%
+ 5%	9.50%		6.29%

0%	9.50%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.71%
- 10%	9.50%	-0.50%	-8.71%
- 20%	9.50%	-10.50%	-18.71%
- 30%	N/A	-20.50%	-28.71%
- 40%	N/A	-30.50%	-38.71%
- 50%	N/A	-40.50%	-48.71%
- 60%	N/A	-50.50%	-58.71%
- 70%	N/A	-60.50%	-68.71%
- 80%	N/A	-70.50%	-78.71%
- 90%	N/A	-80.50%	-88.71%
- 100%	N/A	-90.50%	-98.71%

CIGNA Corporation

According to publicly available information, CIGNA Corporation (the “Company”) and its subsidiaries constitute one of the largest investor-owned health service organizations in the United States. The Company’s subsidiaries are major providers of health care and related benefits, the majority of which are offered through the workplace, including: health care products and services; group disability, life and accident insurance; and workers’ compensation case management and related services. The Company had consolidated shareholders’ equity of $5.4 billion and assets of $43.0 billion as of December 31, 2009, and revenues of $18.4 billion for the year then ended. The Company’s major insurance subsidiary, Connecticut General Life Insurance Company (“CG Life”), traces its origins to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

The Company’s revenues are derived principally from premiums, fees, mail order pharmacy, other revenues and investment income.

The linked share’s SEC file number is: 1-8323.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$21.28	$17.63	$19.67
June 30, 2004	$23.51	$19.61	$22.94
September 30, 2004	$23.47	$19.64	$23.21
December 31, 2004	$27.60	$19.38	$27.19
March 31, 2005	$30.91	$26.04	$29.77
June 30, 2005	$36.46	$28.55	$35.68
September 30, 2005	$39.41	$34.27	$39.29
December 30, 2005	$39.94	$35.03	$37.23
March 31, 2006	$44.59	$36.53	$43.54
June 30, 2006	$44.37	$29.35	$32.84
September 29, 2006	$39.83	$30.35	$38.77
December 29, 2006	$44.21	$38.07	$43.86
March 30, 2007	$49.11	$42.33	$47.55
June 29, 2007	$56.87	$47.63	$52.22
September 28, 2007	$54.70	$43.65	$53.29
December 31, 2007	$56.89	$48.21	$53.73
March 31, 2008	$56.98	$36.75	$40.57
June 30, 2008	$44.43	$35.07	$35.39
September 30, 2008	$44.13	$31.76	$33.98
December 31, 2008	$34.47	$8.00	$16.85
March 31, 2009	$23.06	$12.68	$17.59
June 30, 2009	$25.60	$16.84	$24.09
September 30, 2009	$33.00	$23.10	$28.09
December 31, 2009	$38.12	$26.83	$35.27
March 26, 2010*	$39.26	$32.00	$35.90

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CI

Initial price: $35.90

Protection level: 80.00%

Protection price: $28.72

Physical delivery amount: 27 ($1,000/Initial price)

Fractional shares: 0.855153

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.11% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.11%
+ 90%	8.50%		90.11%
+ 80%	8.50%		80.11%
+ 70%	8.50%		70.11%
+ 60%	8.50%		60.11%
+ 50%	8.50%		50.11%
+ 40%	8.50%		40.11%
+ 30%	8.50%		30.11%
+ 20%	8.50%		20.11%
+ 10%	8.50%		10.11%
+ 5%	8.50%		5.11%

0%	8.50%		0.11%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.89%
- 10%	8.50%	-1.50%	-9.89%
- 20%	8.50%	-11.50%	-19.89%
- 30%	N/A	-21.50%	-29.89%
- 40%	N/A	-31.50%	-39.89%
- 50%	N/A	-41.50%	-49.89%
- 60%	N/A	-51.50%	-59.89%
- 70%	N/A	-61.50%	-69.89%
- 80%	N/A	-71.50%	-79.89%
- 90%	N/A	-81.50%	-89.89%
- 100%	N/A	-91.50%	-99.89%

Comerica Incorporated

According to publicly available information, Comerica Incorporated (the “Company”) is a financial services company, incorporated under the laws of the State of Delaware, and headquartered in Dallas, Texas.

As of December 31, 2009, the Company had total assets of approximately $59.2 billion, total deposits of approximately $39.7 billion, total loans of approximately $42.2 billion and shareholders’ equity of approximately $7.0 billion.

The linked share’s SEC file number is 001-10706.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$59.23	$52.30	$54.32
June 30, 2004	$56.99	$50.45	$54.88
September 30, 2004	$61.48	$53.00	$59.35
December 31, 2004	$63.80	$57.81	$61.02
March 31, 2005	$61.40	$53.70	$55.08
June 30, 2005	$59.29	$53.17	$57.80
September 30, 2005	$63.35	$56.80	$58.90
December 30, 2005	$60.25	$53.60	$56.76
March 31, 2006	$58.62	$54.23	$57.97
June 30, 2006	$60.10	$50.18	$51.99
September 29, 2006	$58.95	$51.47	$56.92
December 29, 2006	$59.72	$55.82	$58.68
March 30, 2007	$63.39	$56.78	$59.12
June 29, 2007	$63.89	$58.18	$59.47
September 28, 2007	$61.34	$50.26	$51.28
December 31, 2007	$54.88	$39.67	$43.53
March 31, 2008	$45.19	$34.51	$35.08
June 30, 2008	$40.62	$25.61	$25.63
September 30, 2008	$43.50	$19.32	$32.79
December 31, 2008	$37.01	$15.05	$19.85
March 31, 2009	$21.20	$11.73	$18.31
June 30, 2009	$26.43	$16.03	$21.15
September 30, 2009	$31.83	$19.94	$29.67
December 31, 2009	$32.29	$26.66	$29.57
March 26, 2010*	$39.36	$29.69	$37.56

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMA

Initial price: $37.56

Protection level: 80.00%

Protection price: $30.05

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.624068

Coupon: 8.75% per annum

Maturity: March 30, 2011

Dividend yield: 0.53% per annum

Coupon amount per monthly: $7.29

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.75%		100.53%
+ 90%	8.75%		90.53%
+ 80%	8.75%		80.53%
+ 70%	8.75%		70.53%
+ 60%	8.75%		60.53%
+ 50%	8.75%		50.53%
+ 40%	8.75%		40.53%
+ 30%	8.75%		30.53%
+ 20%	8.75%		20.53%
+ 10%	8.75%		10.53%
+ 5%	8.75%		5.53%

0%	8.75%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.75%	3.75%	-4.47%
- 10%	8.75%	-1.25%	-9.47%
- 20%	8.75%	-11.25%	-19.47%
- 30%	N/A	-21.25%	-29.47%
- 40%	N/A	-31.25%	-39.47%
- 50%	N/A	-41.25%	-49.47%
- 60%	N/A	-51.25%	-59.47%
- 70%	N/A	-61.25%	-69.47%
- 80%	N/A	-71.25%	-79.47%
- 90%	N/A	-81.25%	-89.47%
- 100%	N/A	-91.25%	-99.47%

Deere & Co.

According to publicly available information, Deere & Co. (the “Company”) has operations which are categorized into three major business segments. The agriculture and turf segment, created by combining the former agricultural equipment and commercial and consumer equipment segments, manufactures and distributes a full line of farm and turf equipment and related service parts—including large, medium and utility tractors; loaders; combines, cotton and sugarcane harvesters and related front-end equipment and sugarcane loaders; tillage, seeding and application equipment, including sprayers, nutrient management and soil preparation machinery; hay and forage equipment, including self-propelled forage harvesters and attachments, balers and mowers; turf and utility equipment, including riding lawn equipment and walk-behind mowers, golf course equipment, utility vehicles, and commercial mowing equipment, along with a broad line of associated implements; integrated agricultural management systems technology; precision agricultural irrigation equipment and supplies; landscape and nursery products; and other outdoor power products.

The construction and forestry segment manufactures, distributes to dealers and sells at retail a broad range of machines and service parts used in construction, earthmoving, material handling and timber harvesting—including backhoe loaders; crawler dozers and loaders; four-wheel-drive loaders; excavators; motor graders; articulated dump trucks; landscape loaders; skid-steer loaders; and log skidders, feller bunchers, log loaders, log forwarders, log harvesters and related attachments.

The products and services produced by the segments above are marketed primarily through independent retail dealer networks and major retail outlets.

The credit segment primarily finances sales and leases by John Deere dealers of new and used agriculture and turf equipment and construction and forestry equipment. In addition, it provides wholesale financing to dealers of the foregoing equipment, provides operating loans, finances retail revolving charge accounts, offers certain crop risk mitigation products and invests in wind energy generation.

The Company’s worldwide agriculture and turf operations and construction and forestry operations are sometimes referred to as the “Equipment Operations.” The credit and certain miscellaneous service operations are sometimes referred to as “Financial Services.”

The John Deere enterprise has manufactured agricultural machinery since 1837. The present Company was incorporated under the laws of Delaware in 1958.

The Company’s Internet address is http://www.JohnDeere.com

The linked share’s SEC file number is 01-04121.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$34.98	$30.00	$34.66
June 30, 2004	$37.47	$31.00	$35.07
September 30, 2004	$35.00	$28.61	$32.28
December 31, 2004	$37.37	$28.38	$37.20
March 31, 2005	$37.13	$32.60	$33.57
June 30, 2005	$34.70	$29.35	$32.75
September 30, 2005	$36.99	$29.93	$30.60
December 30, 2005	$35.50	$28.50	$34.06
March 31, 2006	$40.00	$33.81	$39.53
June 30, 2006	$45.99	$38.21	$41.75
September 29, 2006	$42.49	$33.48	$41.96
December 29, 2006	$50.59	$41.51	$47.54
March 30, 2007	$58.24	$45.12	$54.32
June 29, 2007	$62.82	$51.59	$60.37
September 28, 2007	$74.95	$56.96	$74.21
December 31, 2007	$93.72	$70.18	$93.12
March 31, 2008	$94.71	$71.65	$80.44
June 30, 2008	$94.88	$70.18	$72.13
September 30, 2008	$73.84	$46.18	$49.50
December 31, 2008	$49.00	$28.55	$38.32
March 31, 2009	$46.73	$24.52	$32.87
June 30, 2009	$47.98	$31.88	$39.95
September 30, 2009	$47.03	$34.91	$42.92
December 31, 2009	$56.87	$40.29	$54.09
March 26, 2010*	$62.08	$48.34	$60.56

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DE

Initial price: $60.56

Protection level: 80.00%

Protection price: $48.45

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.512550

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.83% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.83%
+ 90%	8.50%		91.83%
+ 80%	8.50%		81.83%
+ 70%	8.50%		71.83%
+ 60%	8.50%		61.83%
+ 50%	8.50%		51.83%
+ 40%	8.50%		41.83%
+ 30%	8.50%		31.83%
+ 20%	8.50%		21.83%
+ 10%	8.50%		11.83%
+ 5%	8.50%		6.83%

0%	8.50%		1.83%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.17%
- 10%	8.50%	-1.50%	-8.17%
- 20%	8.50%	-11.50%	-18.17%
- 30%	N/A	-21.50%	-28.17%
- 40%	N/A	-31.50%	-38.17%
- 50%	N/A	-41.50%	-48.17%
- 60%	N/A	-51.50%	-58.17%
- 70%	N/A	-61.50%	-68.17%
- 80%	N/A	-71.50%	-78.17%
- 90%	N/A	-81.50%	-88.17%
- 100%	N/A	-91.50%	-98.17%

The Dow Chemical Company

According to publicly available information, The Dow Chemical Company (the “Company”) was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Company is engaged in the manufacture and sale of chemicals, plastic materials, agricultural and other specialized products and services. In April 1, 2009, the merger of Rohm and Haas Company with a subsidiary of the Company was completed, and Rohm and Haas became a wholly owned subsidiary of the Company.

The Company is a diversified chemical company that offers specialty chemical, advanced materials, agrosciences and plastics businesses deliver a broad range of technology-based products and solutions to customers in approximately 160 countries and in high growth sectors such as electronics, water, energy, coatings and agriculture. In 2009, the Company had annual sales of $44.9 billion and employed approximately 52,000 people worldwide. The Company’s more than 5,000 products are manufactured at 214 sites in 37 countries across the globe.

The Company’s principal executive offices are located at 2030 Dow Center, Midland, Michigan 48674, telephone 989-636-1000.

The linked share’s SEC file number is 1-3433.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$44.21	$37.49	$40.28
June 30, 2004	$42.45	$36.36	$40.70
September 30, 2004	$45.40	$37.95	$45.18
December 31, 2004	$51.34	$41.82	$49.51
March 31, 2005	$56.75	$47.60	$49.85
June 30, 2005	$50.49	$42.95	$44.53
September 30, 2005	$49.36	$40.20	$41.67
December 30, 2005	$47.21	$40.55	$43.82
March 31, 2006	$45.15	$40.26	$40.60
June 30, 2006	$43.10	$37.01	$39.03
September 29, 2006	$39.97	$33.00	$38.98
December 29, 2006	$41.55	$38.13	$39.94
March 30, 2007	$47.26	$39.02	$45.86
June 29, 2007	$47.60	$43.71	$44.22
September 28, 2007	$47.96	$38.89	$43.06
December 31, 2007	$47.39	$39.20	$39.42
March 31, 2008	$40.00	$33.01	$36.85
June 30, 2008	$42.90	$34.64	$34.91
September 30, 2008	$38.50	$30.82	$31.78
December 31, 2008	$32.28	$14.93	$15.09
March 31, 2009	$16.68	$5.89	$8.43
June 30, 2009	$18.99	$8.14	$16.14
September 30, 2009	$27.24	$14.22	$26.07
December 31, 2009	$29.50	$23.15	$27.63
March 26, 2010*	$31.65	$25.57	$30.06

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DOW

Initial price: $30.06

Protection level: 75.00%

Protection price: $22.55

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.266800

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 2.02% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.02%
+ 90%	9.00%		92.02%
+ 80%	9.00%		82.02%
+ 70%	9.00%		72.02%
+ 60%	9.00%		62.02%
+ 50%	9.00%		52.02%
+ 40%	9.00%		42.02%
+ 30%	9.00%		32.02%
+ 20%	9.00%		22.02%
+ 10%	9.00%		12.02%
+ 5%	9.00%		7.02%

0%	9.00%		2.02%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.98%
- 10%	9.00%	-1.00%	-7.98%
- 20%	9.00%	-11.00%	-17.98%
- 30%	N/A	-21.00%	-27.98%
- 40%	N/A	-31.00%	-37.98%
- 50%	N/A	-41.00%	-47.98%
- 60%	N/A	-51.00%	-57.98%
- 70%	N/A	-61.00%	-67.98%
- 80%	N/A	-71.00%	-77.98%
- 90%	N/A	-81.00%	-87.98%
- 100%	N/A	-91.00%	-97.98%

Guess?, Inc.

According to publicly available information, Guess?, Inc. (the “Company”) designs, markets, distributes and licenses its lifestyle collections of contemporary apparel and accessories for men, women and children that reflect the American lifestyle and European fashion sensibilities.

As of January 31, 2009, the 46.7% of the Company’s revenue was generated from retail operations, 14.2% from wholesale operations, 34.3% from European operations and 4.8% from licensing operations.

The linked share’s SEC file number is 001-11893.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$9.30	$5.57	$9.02
June 30, 2004	$9.79	$6.80	$8.05
September 30, 2004	$9.17	$6.90	$8.91
December 31, 2004	$9.17	$5.80	$6.28
March 31, 2005	$8.01	$5.96	$6.85
June 30, 2005	$8.92	$6.26	$8.29
September 30, 2005	$12.82	$8.24	$10.72
December 30, 2005	$18.61	$10.35	$17.80
March 31, 2006	$23.63	$16.98	$19.56
June 30, 2006	$23.50	$19.12	$20.88
September 29, 2006	$25.45	$19.51	$24.27
December 29, 2006	$32.88	$23.81	$31.72
March 30, 2007	$43.37	$31.83	$40.49
June 29, 2007	$51.15	$37.27	$48.04
September 28, 2007	$54.10	$43.89	$49.03
December 31, 2007	$57.20	$37.59	$37.89
March 31, 2008	$45.20	$30.22	$40.47
June 30, 2008	$45.15	$35.91	$37.45
September 30, 2008	$43.00	$29.66	$34.79
December 31, 2008	$35.00	$10.26	$15.35
March 31, 2009	$21.72	$12.90	$21.08
June 30, 2009	$29.39	$20.06	$25.78
September 30, 2009	$37.68	$22.91	$37.04
December 31, 2009	$45.00	$34.89	$42.30
March 26, 2010*	$48.50	$37.55	$47.60

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GES

Initial price: $47.60

Protection level: 80.00%

Protection price: $38.08

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.008403

Coupon: 9.25% per annum

Maturity: March 30, 2011

Dividend yield: 1.29% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.29%
+ 90%	9.25%		91.29%
+ 80%	9.25%		81.29%
+ 70%	9.25%		71.29%
+ 60%	9.25%		61.29%
+ 50%	9.25%		51.29%
+ 40%	9.25%		41.29%
+ 30%	9.25%		31.29%
+ 20%	9.25%		21.29%
+ 10%	9.25%		11.29%
+ 5%	9.25%		6.29%

0%	9.25%		1.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.71%
- 10%	9.25%	-0.75%	-8.71%
- 20%	9.25%	-10.75%	-18.71%
- 30%	N/A	-20.75%	-28.71%
- 40%	N/A	-30.75%	-38.71%
- 50%	N/A	-40.75%	-48.71%
- 60%	N/A	-50.75%	-58.71%
- 70%	N/A	-60.75%	-68.71%
- 80%	N/A	-70.75%	-78.71%
- 90%	N/A	-80.75%	-88.71%
- 100%	N/A	-90.75%	-98.71%

Goldcorp Inc.

According to publicly available information, Goldcorp Inc. (the “Company”) is engaged in the acquisition, exploration, development and operation of precious metal properties. As of December 31, 2009, the Company’s principal product is gold. The principal products and sources of cash flow for the Company are derived from the sale of gold, silver and copper. As a result of the Wheaton Merger, in addition to gold, the Company also produces silver and copper. As a result of the Glamis Acquisition, the Company is expected to be a future producer of lead and zinc from the Peñasquito Project. There is a worldwide gold, silver, copper, lead and zinc market into which the Company can sell and, as a result, the Company will not be dependent on a particular purchaser with regard to the sale of the gold, silver, copper, lead and zinc which it produces. The Company is a corporation governed by the Business Corporations Act (Ontario).

The linked share’s SEC file number is 001-12970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.45	$12.89	$14.81
June 30, 2004	$15.05	$10.18	$11.67
September 30, 2004	$13.94	$10.93	$13.86
December 31, 2004	$15.79	$13.02	$15.04
March 31, 2005	$15.51	$12.90	$14.21
June 30, 2005	$16.09	$12.04	$15.78
September 30, 2005	$21.06	$15.01	$20.04
December 30, 2005	$22.78	$17.49	$22.28
March 31, 2006	$30.24	$23.06	$29.25
June 30, 2006	$41.66	$24.07	$30.22
September 29, 2006	$31.59	$21.64	$23.60
December 29, 2006	$31.47	$20.35	$28.44
March 30, 2007	$29.20	$23.01	$24.02
June 29, 2007	$26.93	$22.36	$23.69
September 28, 2007	$30.99	$21.00	$30.56
December 31, 2007	$37.70	$29.25	$33.93
March 31, 2008	$46.30	$31.86	$38.75
June 30, 2008	$47.75	$33.83	$46.17
September 30, 2008	$52.60	$24.73	$31.63
December 31, 2008	$33.84	$13.99	$31.53
March 31, 2009	$35.47	$23.03	$33.32
June 30, 2009	$40.75	$26.72	$34.75
September 30, 2009	$43.32	$31.84	$40.37
December 31, 2009	$46.23	$35.47	$39.34
March 26, 2010*	$43.55	$32.85	$37.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GG

Initial price: $37.09

Protection level: 80.00%

Protection price: $29.67

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.961445

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.48% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.48%
+ 90%	8.50%		90.48%
+ 80%	8.50%		80.48%
+ 70%	8.50%		70.48%
+ 60%	8.50%		60.48%
+ 50%	8.50%		50.48%
+ 40%	8.50%		40.48%
+ 30%	8.50%		30.48%
+ 20%	8.50%		20.48%
+ 10%	8.50%		10.48%
+ 5%	8.50%		5.48%

0%	8.50%		0.48%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-4.52%
- 10%	8.50%	-1.50%	-9.52%
- 20%	8.50%	-11.50%	-19.52%
- 30%	N/A	-21.50%	-29.52%
- 40%	N/A	-31.50%	-39.52%
- 50%	N/A	-41.50%	-49.52%
- 60%	N/A	-51.50%	-59.52%
- 70%	N/A	-61.50%	-69.52%
- 80%	N/A	-71.50%	-79.52%
- 90%	N/A	-81.50%	-89.52%
- 100%	N/A	-91.50%	-99.52%

Garmin Ltd.

According to publicly available information, Garmin Ltd. (the “Company”) is a leading, worldwide provider of navigation, communications and information devices, most of which are enabled by Global Positioning System (“GPS”) technology. The Company designs, develops, manufactures and markets a diverse family of hand-held, portable and fixed-mount GPS-enabled products and other navigation, communications and information products for the automotive/mobile, outdoor/fitness, marine, and general aviation markets.

Since the inception of its business, the Company has delivered over 48 million products, which includes the delivery of 16.9 million products as of December 31, 2009. The Company’s target markets are currently broken down into four main segments—automotive/mobile, outdoor/fitness, marine and aviation.

The linked share’s SEC file number is: 0-31983.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$29.73	$19.86	$21.36
June 30, 2004	$22.00	$14.04	$18.52
September 30, 2004	$21.96	$15.76	$21.63
December 31, 2004	$31.04	$21.55	$30.42
March 31, 2005	$30.72	$21.77	$23.16
June 30, 2005	$23.63	$19.53	$21.38
September 30, 2005	$34.04	$21.50	$33.92
December 30, 2005	$35.34	$27.00	$33.18
March 31, 2006	$42.39	$29.75	$39.72
June 30, 2006	$54.75	$39.97	$52.72
September 29, 2006	$54.10	$41.20	$48.78
December 29, 2006	$56.89	$44.53	$55.66
March 30, 2007	$59.30	$48.46	$54.15
June 29, 2007	$75.23	$52.18	$73.97
September 28, 2007	$122.76	$73.58	$119.40
December 31, 2007	$125.68	$80.94	$97.00
March 31, 2008	$95.58	$52.76	$54.01
June 30, 2008	$56.94	$39.75	$42.84
September 30, 2008	$49.89	$30.73	$33.94
December 31, 2008	$33.88	$14.40	$19.17
March 31, 2009	$23.48	$15.02	$21.21
June 30, 2009	$26.29	$19.48	$23.82
September 30, 2009	$38.18	$22.20	$37.74
December 31, 2009	$39.64	$26.60	$30.70
March 26, 2010*	$40.47	$30.85	$39.94

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRMN

Initial price: $39.94

Protection level: 75.00%

Protection price: $29.96

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.037556

Coupon: 9.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.92% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.92%
+ 90%	9.50%		91.92%
+ 80%	9.50%		81.92%
+ 70%	9.50%		71.92%
+ 60%	9.50%		61.92%
+ 50%	9.50%		51.92%
+ 40%	9.50%		41.92%
+ 30%	9.50%		31.92%
+ 20%	9.50%		21.92%
+ 10%	9.50%		11.92%
+ 5%	9.50%		6.92%

0%	9.50%		1.92%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.08%
- 10%	9.50%	-0.50%	-8.08%
- 20%	9.50%	-10.50%	-18.08%
- 30%	N/A	-20.50%	-28.08%
- 40%	N/A	-30.50%	-38.08%
- 50%	N/A	-40.50%	-48.08%
- 60%	N/A	-50.50%	-58.08%
- 70%	N/A	-60.50%	-68.08%
- 80%	N/A	-70.50%	-78.08%
- 90%	N/A	-80.50%	-88.08%
- 100%	N/A	-90.50%	-98.08%

Halliburton Company

According to publicly available information, Halliburton Company (the “Company”) offers a broad suite of services and products to customers through its two business segments for the exploration, development, and production of oil and gas. The Company serves major, national, and independent oil and gas companies throughout the world. The Company’s Completion and Production segment delivers cementing, stimulation, intervention, and completion services. This segment consists of production enhancement services, completion tools and services, and cementing services.. The Company’s Drilling and Evaluation segment provides field and reservoir modeling, drilling, evaluation, and precise well-bore placement solutions that enable customers to model, measure, and optimize their well construction activities. This segment consists of Baroid Fluid Services, Sperry Drilling Services, Security DBS Drill Bits, wireline and perforating services, Landmark, and project management. The Company’s predecessor was established in 1919 and incorporated under the laws of the State of Delaware in 1924.

The linked share’s SEC file number is 001-03492.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.32	$12.90	$15.20
June 30, 2004	$16.18	$13.70	$15.13
September 30, 2004	$16.99	$13.23	$16.85
December 31, 2004	$20.85	$16.55	$19.62
March 31, 2005	$22.65	$18.59	$21.63
June 30, 2005	$24.70	$19.83	$23.91
September 30, 2005	$34.88	$22.89	$34.26
December 30, 2005	$34.68	$27.37	$30.98
March 31, 2006	$41.19	$31.35	$36.51
June 30, 2006	$41.98	$33.94	$37.11
September 29, 2006	$37.93	$27.36	$28.45
December 29, 2006	$34.30	$26.33	$31.05
March 30, 2007	$32.72	$28.12	$31.74
June 29, 2007	$37.18	$30.99	$34.50
September 28, 2007	$39.17	$30.81	$38.40
December 31, 2007	$41.93	$34.43	$37.91
March 31, 2008	$39.98	$30.01	$39.33
June 30, 2008	$53.97	$38.56	$53.07
September 30, 2008	$55.38	$29.00	$32.39
December 31, 2008	$31.97	$12.80	$18.18
March 31, 2009	$21.47	$14.68	$15.47
June 30, 2009	$24.76	$14.82	$20.70
September 30, 2009	$28.58	$18.11	$27.12
December 31, 2009	$32.00	$25.50	$30.09
March 26, 2010*	$34.87	$27.71	$29.36

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HAL

Initial price: $29.36

Protection level: 80.00%

Protection price: $23.49

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.059946

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.20% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		101.20%
+ 90%	8.50%		91.20%
+ 80%	8.50%		81.20%
+ 70%	8.50%		71.20%
+ 60%	8.50%		61.20%
+ 50%	8.50%		51.20%
+ 40%	8.50%		41.20%
+ 30%	8.50%		31.20%
+ 20%	8.50%		21.20%
+ 10%	8.50%		11.20%
+ 5%	8.50%		6.20%

0%	8.50%		1.20%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-3.80%
- 10%	8.50%	-1.50%	-8.80%
- 20%	8.50%	-11.50%	-18.80%
- 30%	N/A	-21.50%	-28.80%
- 40%	N/A	-31.50%	-38.80%
- 50%	N/A	-41.50%	-48.80%
- 60%	N/A	-51.50%	-58.80%
- 70%	N/A	-61.50%	-68.80%
- 80%	N/A	-71.50%	-78.80%
- 90%	N/A	-81.50%	-88.80%
- 100%	N/A	-91.50%	-98.80%

IntercontinentalExchange, Inc.

According to publicly available information, IntercontinentalExchange, Inc. (the “Company”) operates the leading electronic global futures and over-the-counter, or OTC, marketplace for trading a broad array of energy products as well as the leading global soft commodities exchange. Currently, it is the only marketplace to offer an integrated electronic platform for side-by-side trading of energy products in futures and both cleared and bilateral OTC markets. Through its electronic trading platform, the Company’s marketplace brings together buyers and sellers of derivative and physical commodities contracts. The Company conducts its regulated U.S. futures markets through its wholly-owned subsidiary, ICE Futures U.S., and its regulated Canadian futures markets through its wholly-owned subsidiary, ICE Futures Canada. The Company completed its acquisition of ICE Futures U.S. on January 12, 2007 and its acquisition of ICE Futures Canada on August 27, 2007.

The linked share’s SEC file number is 1-32671.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$43.90	$31.27	$36.35
March 31, 2006	$73.57	$36.00	$69.05
June 30, 2006	$82.35	$45.27	$57.94
September 29, 2006	$77.90	$51.77	$75.07
December 29, 2006	$113.85	$72.15	$107.90
March 30, 2007	$167.00	$109.00	$122.21
June 29, 2007	$162.47	$120.56	$147.85
September 28, 2007	$174.11	$117.25	$151.90
December 31, 2007	$194.92	$151.76	$192.50
March 31, 2008	$193.58	$110.33	$130.50
June 30, 2008	$167.28	$113.99	$114.00
September 30, 2008	$116.38	$61.00	$80.68
December 31, 2008	$92.96	$49.69	$82.44
March 31, 2009	$85.00	$50.10	$74.47
June 30, 2009	$121.59	$72.06	$114.24
September 30, 2009	$115.26	$83.00	$97.19
December 31, 2009	$114.92	$91.02	$112.30
March 26, 2010*	$113.45	$93.50	$111.08

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ICE

Initial price: $111.08

Protection level: 75.00%

Protection price: $83.31

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.002521

Coupon: 8.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	N/A	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

Janus Capital Group Inc.

According to publicly available information, Janus Capital Group Inc. (the “Company”) provide investment management, administration, distribution and related services to individual and institutional investors through mutual funds, separate accounts and subadvised relationships in both domestic and international markets. The Company has expanded its business to become a more diversified manager with increased investment product offerings and distribution capabilities. As of December 31, 2009, the Company had $159.7 billion of assets under management.

The linked share’s SEC file number is 001-15253.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$17.90	$15.58	$16.38
June 30, 2004	$16.98	$14.34	$16.49
September 30, 2004	$16.58	$12.62	$13.61
December 31, 2004	$16.90	$13.44	$16.81
March 31, 2005	$16.96	$13.42	$13.95
June 30, 2005	$15.99	$12.75	$15.04
September 30, 2005	$16.05	$13.87	$14.45
December 30, 2005	$20.59	$14.00	$18.63
March 31, 2006	$23.27	$18.24	$23.17
June 30, 2006	$24.20	$16.41	$17.90
September 29, 2006	$20.13	$15.50	$19.72
December 29, 2006	$21.79	$19.06	$21.59
March 30, 2007	$22.60	$19.35	$20.91
June 29, 2007	$29.83	$20.76	$27.84
September 28, 2007	$32.11	$24.90	$28.28
December 31, 2007	$37.08	$28.59	$32.85
March 31, 2008	$33.00	$21.65	$23.27
June 30, 2008	$31.54	$23.22	$26.47
September 30, 2008	$32.33	$19.72	$24.28
December 31, 2008	$25.68	$5.18	$8.03
March 31, 2009	$9.76	$3.73	$6.65
June 30, 2009	$12.47	$6.35	$11.40
September 30, 2009	$15.09	$9.63	$14.18
December 31, 2009	$16.06	$12.45	$13.45
March 26, 2010*	$15.19	$11.49	$14.27

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JNS

Initial price: $14.27

Protection level: 80.00%

Protection price: $11.42

Physical delivery amount: 70 ($1,000/Initial price)

Fractional shares: 0.077085

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.28% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.28%
+ 90%	10.00%		90.28%
+ 80%	10.00%		80.28%
+ 70%	10.00%		70.28%
+ 60%	10.00%		60.28%
+ 50%	10.00%		50.28%
+ 40%	10.00%		40.28%
+ 30%	10.00%		30.28%
+ 20%	10.00%		20.28%
+ 10%	10.00%		10.28%
+ 5%	10.00%		5.28%

0%	10.00%		0.28%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.72%
- 10%	10.00%	0.00%	-9.72%
- 20%	10.00%	-10.00%	-19.72%
- 30%	N/A	-20.00%	-29.72%
- 40%	N/A	-30.00%	-39.72%
- 50%	N/A	-40.00%	-49.72%
- 60%	N/A	-50.00%	-59.72%
- 70%	N/A	-60.00%	-69.72%
- 80%	N/A	-70.00%	-79.72%
- 90%	N/A	-80.00%	-89.72%
- 100%	N/A	-90.00%	-99.72%

KBR, Inc.

According to publicly available information, KBR, Inc. (the “Company”) was incorporated in Delaware on March 21, 2006. The Company is a global engineering, construction and services company supporting the energy, hydrocarbon, government services, minerals, civil infrastructure, power and industrial sectors.

As of December 31, 2009, the Company had over 51,000 employees.

The linked share’s SEC file number is 001-33146.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	$27.63	$20.50	$26.16
March 30, 2007	$26.00	$19.66	$20.35
June 29, 2007	$29.32	$20.13	$26.23
September 28, 2007	$40.38	$26.31	$38.77
December 31, 2007	$45.24	$33.76	$38.80
March 31, 2008	$41.95	$24.46	$27.73
June 30, 2008	$38.41	$27.82	$34.91
September 30, 2008	$35.30	$13.50	$15.27
December 31, 2008	$18.59	$9.78	$15.20
March 31, 2009	$17.66	$11.42	$13.81
June 30, 2009	$19.74	$13.31	$18.44
September 30, 2009	$24.72	$16.29	$23.29
December 31, 2009	$24.68	$17.28	$19.00
March 26, 2010*	$22.99	$17.30	$22.09

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KBR

Initial price: $22.09

Protection level: 80.00%

Protection price: $17.67

Physical delivery amount: 45 ($1,000/Initial price)

Fractional shares: 0.269353

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.90% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.90%
+ 90%	8.00%		90.90%
+ 80%	8.00%		80.90%
+ 70%	8.00%		70.90%
+ 60%	8.00%		60.90%
+ 50%	8.00%		50.90%
+ 40%	8.00%		40.90%
+ 30%	8.00%		30.90%
+ 20%	8.00%		20.90%
+ 10%	8.00%		10.90%
+ 5%	8.00%		5.90%

0%	8.00%		0.90%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.10%
- 10%	8.00%	-2.00%	-9.10%
- 20%	8.00%	-12.00%	-19.10%
- 30%	N/A	-22.00%	-29.10%
- 40%	N/A	-32.00%	-39.10%
- 50%	N/A	-42.00%	-49.10%
- 60%	N/A	-52.00%	-59.10%
- 70%	N/A	-62.00%	-69.10%
- 80%	N/A	-72.00%	-79.10%
- 90%	N/A	-82.00%	-89.10%
- 100%	N/A	-92.00%	-99.10%

Limited Brands, Inc.

According to publicly available information, Limited Brands, Inc. (the “Company”) operates in the highly competitive specialty retail business. The Company’s stores are located primarily in the United States but it also has international operations. The Company sells women’s intimate apparel, personal care and beauty products, women’s and men’s apparel and accessories. The Company sells merchandise at its retail stores, which are primarily mall-based, and through e-commerce and catalogue direct response channels. As of December 31, 2009, the Company conducted its business in three primary segments: Victoria’s Secret and Bath & Body Works.

The Victoria’s Secret segment sells women’s intimate and other apparel, personal care and beauty products and accessories marketed under the Victoria’s Secret and La Senza brand names. Victoria’s Secret merchandise is sold through retail stores and direct response channels (e-commerce and catalogue). In January 2007, the Company completed its acquisition of La Senza Corporation (“La Senza”) for $600 million. La Senza is a Canadian specialty retailer offering lingerie and sleepwear as well as apparel for girls in the 7-14 year age group. The Victoria’s Secret segment had net sales of $5.607 billion in 2008 and operated 1,043 stores in the United States and 322 stores in Canada.

The Bath & Body Works segment sells personal care, beauty and home fragrance products marketed under the Bath & Body Works, C.O. Bigelow and White Barn Candle Company brand names in addition to third-party brands. Bath & Body Works merchandise is sold at retail stores, through its e-commerce site, www.bathandbodyworks.com, and catalogue. Bath & Body Works, which also operates C.O. Bigelow and the White Barn Candle Company stores, had net sales of $2.374 billion in 2008 and operated 1,638 stores nationwide.

The linked share’s SEC file number is: 001-8344.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$20.70	$17.38	$20.00
June 30, 2004	$21.65	$18.34	$18.70
September 30, 2004	$22.34	$18.55	$22.29
December 31, 2004	$27.89	$21.41	$23.02
March 31, 2005	$25.26	$22.03	$24.30
June 30, 2005	$24.97	$19.60	$21.42
September 30, 2005	$25.50	$18.96	$20.43
December 30, 2005	$23.41	$18.81	$22.35
March 31, 2006	$24.90	$21.62	$24.46
June 30, 2006	$28.48	$23.99	$25.59
September 29, 2006	$27.86	$23.54	$26.49
December 29, 2006	$32.60	$26.33	$28.94
March 30, 2007	$30.03	$24.87	$26.06
June 29, 2007	$29.58	$25.29	$27.45
September 28, 2007	$29.05	$20.77	$22.89
December 31, 2007	$23.13	$16.54	$18.93
March 31, 2008	$19.39	$14.42	$17.10
June 30, 2008	$19.73	$16.41	$16.85
September 30, 2008	$22.16	$14.46	$17.32
December 31, 2008	$17.43	$7.05	$10.04
March 31, 2009	$11.20	$5.98	$8.70
June 30, 2009	$13.72	$8.35	$11.97
September 30, 2009	$17.73	$10.30	$16.99
December 31, 2009	$20.07	$16.08	$19.24
March 26, 2010*	$25.70	$18.35	$25.54

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LTD

Initial price: $25.54

Protection level: 80.00%

Protection price: $20.43

Physical delivery amount: 39 ($1,000/Initial price)

Fractional shares: 0.154268

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 2.34% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.34%
+ 90%	9.00%		92.34%
+ 80%	9.00%		82.34%
+ 70%	9.00%		72.34%
+ 60%	9.00%		62.34%
+ 50%	9.00%		52.34%
+ 40%	9.00%		42.34%
+ 30%	9.00%		32.34%
+ 20%	9.00%		22.34%
+ 10%	9.00%		12.34%
+ 5%	9.00%		7.34%

0%	9.00%		2.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.66%
- 10%	9.00%	-1.00%	-7.66%
- 20%	9.00%	-11.00%	-17.66%
- 30%	N/A	-21.00%	-27.66%
- 40%	N/A	-31.00%	-37.66%
- 50%	N/A	-41.00%	-47.66%
- 60%	N/A	-51.00%	-57.66%
- 70%	N/A	-61.00%	-67.66%
- 80%	N/A	-71.00%	-77.66%
- 90%	N/A	-81.00%	-87.66%
- 100%	N/A	-91.00%	-97.66%

Morgan Stanley

According to publicly available information, Morgan Stanley (the “Company”) is a global financial services firm that, through its subsidiaries and affiliates, provides its products and services to a large and diversified group of clients and customers, including corporations, governments, financial institutions and individuals. The Company was originally incorporated under the laws of the State of Delaware in 1981, and its predecessor companies date back to 1924. The Company conducts its business from its headquarters in and around New York City, its regional offices and branches throughout the U.S. and its principal offices in London, Tokyo, Hong Kong and other world financial centers. At December 31, 2009, the Company had 61,388 employees worldwide.

The Company is a global financial services firm that maintains significant market positions in each of its business segments—Institutional Securities, Global Wealth Management Group, Asset Management and Discover.

The linked share’s SEC file number is 1-11758.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$52.16	$46.24	$47.57
June 30, 2004	$48.56	$41.70	$43.81
September 30, 2004	$44.15	$38.63	$40.92
December 31, 2004	$46.45	$39.24	$46.09
March 31, 2005	$50.23	$44.44	$47.52
June 30, 2005	$49.81	$39.57	$43.56
September 30, 2005	$45.32	$41.66	$44.78
December 30, 2005	$48.70	$42.16	$47.10
March 31, 2006	$53.32	$47.10	$52.15
June 30, 2006	$54.79	$45.28	$52.47
September 29, 2006	$61.14	$49.96	$60.52
December 29, 2006	$69.23	$60.22	$67.60
March 30, 2007	$70.28	$58.88	$65.38
June 29, 2007	$75.32	$64.13	$69.63
September 28, 2007	$73.64	$54.90	$63.00
December 31, 2007	$69.23	$47.25	$53.11
March 31, 2008	$53.39	$33.56	$45.70
June 30, 2008	$51.55	$35.73	$36.07
September 30, 2008	$46.58	$11.79	$23.00
December 31, 2008	$26.73	$6.71	$16.04
March 31, 2009	$27.27	$13.10	$22.77
June 30, 2009	$31.98	$20.70	$28.51
September 30, 2009	$33.32	$24.85	$30.88
December 31, 2009	$35.78	$28.75	$29.60
March 26, 2010*	$33.26	$26.16	$28.85

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MS

Initial price: $28.85

Protection level: 80.00%

Protection price: $23.08

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.662045

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.74% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.74%
+ 90%	9.00%		90.74%
+ 80%	9.00%		80.74%
+ 70%	9.00%		70.74%
+ 60%	9.00%		60.74%
+ 50%	9.00%		50.74%
+ 40%	9.00%		40.74%
+ 30%	9.00%		30.74%
+ 20%	9.00%		20.74%
+ 10%	9.00%		10.74%
+ 5%	9.00%		5.74%

0%	9.00%		0.74%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.26%
- 10%	9.00%	-1.00%	-9.26%
- 20%	9.00%	-11.00%	-19.26%
- 30%	N/A	-21.00%	-29.26%
- 40%	N/A	-31.00%	-39.26%
- 50%	N/A	-41.00%	-49.26%
- 60%	N/A	-51.00%	-59.26%
- 70%	N/A	-61.00%	-69.26%
- 80%	N/A	-71.00%	-79.26%
- 90%	N/A	-81.00%	-89.26%
- 100%	N/A	-91.00%	-99.26%

NCR Corporation

According to publicly available information, NCR Corporation (the “Company”) is a global technology company that provides innovative products and services to help businesses build stronger relationships with their customers. The Company was originally incorporated in 1884. As of December 31, 2009, the Company had approximately 21,500 employees and contractors.

The linked share’s SEC file number is 001-00395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$10.98	$9.22	$10.49
June 30, 2004	$11.91	$10.48	$11.81
September 30, 2004	$12.50	$10.01	$11.81
December 31, 2004	$16.81	$11.52	$16.49
March 31, 2005	$18.98	$14.91	$16.07
June 30, 2005	$18.15	$15.42	$16.73
September 30, 2005	$17.51	$14.01	$15.20
December 30, 2005	$16.73	$13.86	$16.17
March 31, 2006	$20.38	$16.00	$19.90
June 30, 2006	$21.17	$16.22	$17.45
September 29, 2006	$18.86	$15.07	$18.80
December 29, 2006	$21.31	$18.13	$20.37
March 30, 2007	$23.49	$20.17	$22.75
June 29, 2007	$25.93	$22.36	$25.03
September 28, 2007	$26.68	$21.67	$23.72
December 31, 2007	$28.87	$22.56	$25.10
March 31, 2008	$25.08	$19.25	$22.83
June 30, 2008	$27.69	$22.99	$25.20
September 30, 2008	$28.09	$20.72	$22.05
December 31, 2008	$22.14	$12.24	$14.14
March 31, 2009	$15.23	$6.62	$7.95
June 30, 2009	$13.02	$7.75	$11.83
September 30, 2009	$14.35	$10.65	$13.82
December 31, 2009	$13.83	$9.18	$11.13
March 26, 2010*	$14.30	$11.11	$13.82

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NCR

Initial price: $13.82

Protection level: 80.00%

Protection price: $11.06

Physical delivery amount: 72 ($1,000/Initial price)

Fractional shares: 0.358900

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Newmont Mining Corporation

According to publicly available information, Newmont Mining Corporation (the “Company”) is primarily a gold producer with significant assets or operations in the United States, Australia, Peru, Indonesia, Ghana, Canada, Bolivia, New Zealand and Mexico. As of December 31, 2009, the Company had proven and probable gold reserves of 91.8 million equity ounces and an aggregate land position of approximately 33,400 square miles (86,500 square kilometers). The Company is also engaged in the production of copper, principally through its Batu Hijau operation in Indonesia. In June 2009, the Company completed the acquisition of the remaining 33.33% interest in the Boddington project from AngloGold Ashanti Australia Limited. The Company’s original predecessor corporation was incorporated in 1921 under the laws of Delaware. The Company’s corporate headquarters are in Denver, Colorado.

The linked share’s SEC file number is 001-31240.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$50.20	$40.51	$46.63
June 30, 2004	$47.32	$34.83	$38.76
September 30, 2004	$45.75	$37.65	$45.53
December 31, 2004	$49.98	$43.10	$44.41
March 31, 2005	$46.63	$40.07	$42.25
June 30, 2005	$42.60	$34.90	$39.03
September 30, 2005	$48.18	$36.55	$47.17
December 30, 2005	$53.93	$42.08	$53.40
March 31, 2006	$62.70	$46.65	$51.89
June 30, 2006	$59.70	$47.34	$52.93
September 29, 2006	$56.48	$41.75	$42.75
December 29, 2006	$47.80	$39.85	$45.15
March 30, 2007	$48.33	$40.53	$41.99
June 29, 2007	$45.25	$38.09	$39.06
September 28, 2007	$48.42	$38.01	$44.73
December 31, 2007	$56.35	$44.25	$48.83
March 31, 2008	$57.55	$44.74	$45.30
June 30, 2008	$53.24	$42.36	$52.16
September 30, 2008	$53.76	$35.80	$38.76
December 31, 2008	$41.79	$21.18	$40.70
March 31, 2009	$47.30	$34.40	$44.76
June 30, 2009	$49.84	$37.55	$40.87
September 30, 2009	$48.00	$36.78	$44.02
December 31, 2009	$56.44	$41.45	$47.31
March 26, 2010*	$52.56	$42.80	$49.38

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NEM

Initial price: $49.38

Protection level: 80.00%

Protection price: $39.50

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.251114

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.80% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.80%
+ 90%	8.00%		90.80%
+ 80%	8.00%		80.80%
+ 70%	8.00%		70.80%
+ 60%	8.00%		60.80%
+ 50%	8.00%		50.80%
+ 40%	8.00%		40.80%
+ 30%	8.00%		30.80%
+ 20%	8.00%		20.80%
+ 10%	8.00%		10.80%
+ 5%	8.00%		5.80%

0%	8.00%		0.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-4.20%
- 10%	8.00%	-2.00%	-9.20%
- 20%	8.00%	-12.00%	-19.20%
- 30%	N/A	-22.00%	-29.20%
- 40%	N/A	-32.00%	-39.20%
- 50%	N/A	-42.00%	-49.20%
- 60%	N/A	-52.00%	-59.20%
- 70%	N/A	-62.00%	-69.20%
- 80%	N/A	-72.00%	-79.20%
- 90%	N/A	-82.00%	-89.20%
- 100%	N/A	-92.00%	-99.20%

National Oilwell Varco, Inc.

According to publicly available information, National Oilwell Varco, Inc. (the “Company”) is a leading worldwide provider of equipment and components used in oil and gas drilling and production operations, oilfield services, and supply chain integration services to the upstream oil and gas industry. As of December 31, 2009, the Company conducts operations in over 826 locations across six continents.

The Company’s principal executive offices are located at 7909 Parkwood Circle Drive, Houston, Texas 77036, and its Internet web site address is http://www.nov.com.

The linked share’s SEC file number is: 01-12317.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$15.54	$10.83	$14.14
June 30, 2004	$15.87	$12.71	$15.75
September 30, 2004	$17.24	$13.97	$16.43
December 31, 2004	$18.69	$15.78	$17.65
March 31, 2005	$25.25	$16.54	$23.35
June 30, 2005	$24.60	$19.64	$23.77
September 30, 2005	$34.01	$23.12	$32.90
December 30, 2005	$33.70	$26.71	$31.35
March 31, 2006	$38.80	$27.89	$32.06
June 30, 2006	$36.50	$28.17	$31.66
September 29, 2006	$34.32	$27.44	$29.28
December 29, 2006	$34.30	$25.81	$30.59
March 30, 2007	$39.64	$26.88	$38.90
June 29, 2007	$54.79	$38.28	$52.12
September 28, 2007	$74.94	$48.91	$72.25
December 31, 2007	$82.00	$61.06	$73.46
March 31, 2008	$77.83	$49.46	$58.38
June 30, 2008	$92.37	$56.80	$88.72
September 30, 2008	$92.70	$42.78	$50.23
December 31, 2008	$49.27	$17.60	$24.44
March 31, 2009	$34.47	$22.19	$28.71
June 30, 2009	$40.69	$27.52	$32.66
September 30, 2009	$44.57	$28.77	$43.13
December 31, 2009	$50.16	$40.12	$44.09
March 26, 2010*	$47.87	$40.71	$39.92

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NOV

Initial price: $39.92

Protection level: 80.00%

Protection price: $31.94

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.050100

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 2.95% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		102.95%
+ 90%	9.00%		92.95%
+ 80%	9.00%		82.95%
+ 70%	9.00%		72.95%
+ 60%	9.00%		62.95%
+ 50%	9.00%		52.95%
+ 40%	9.00%		42.95%
+ 30%	9.00%		32.95%
+ 20%	9.00%		22.95%
+ 10%	9.00%		12.95%
+ 5%	9.00%		7.95%

0%	9.00%		2.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-2.05%
- 10%	9.00%	-1.00%	-7.05%
- 20%	9.00%	-11.00%	-17.05%
- 30%	N/A	-21.00%	-27.05%
- 40%	N/A	-31.00%	-37.05%
- 50%	N/A	-41.00%	-47.05%
- 60%	N/A	-51.00%	-57.05%
- 70%	N/A	-61.00%	-67.05%
- 80%	N/A	-71.00%	-77.05%
- 90%	N/A	-81.00%	-87.05%
- 100%	N/A	-91.00%	-97.05%

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for the majority of the sales and the majority of the earnings in 2009, 2008 and 2007. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, fabricated concrete reinforcing steel, cold finished steel, steel fasteners, light gauge steel framing, steel grating and expanded metal, and wire and wire mesh. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007	$64.74	$41.62	$59.47
December 31, 2007	$64.97	$50.11	$59.22
March 31, 2008	$75.67	$47.72	$67.74
June 30, 2008	$83.56	$65.89	$74.67
September 30, 2008	$73.50	$35.48	$39.50
December 31, 2008	$48.29	$25.27	$46.20
March 31, 2009	$48.99	$29.85	$38.17
June 30, 2009	$49.82	$37.29	$44.43
September 30, 2009	$51.07	$39.20	$47.01
December 31, 2009	$48.00	$38.27	$46.65
March 26, 2010*	$50.61	$38.93	$45.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $45.67

Protection level: 80.00%

Protection price: $36.54

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.896212

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 3.07% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		103.07%
+ 90%	9.00%		93.07%
+ 80%	9.00%		83.07%
+ 70%	9.00%		73.07%
+ 60%	9.00%		63.07%
+ 50%	9.00%		53.07%
+ 40%	9.00%		43.07%
+ 30%	9.00%		33.07%
+ 20%	9.00%		23.07%
+ 10%	9.00%		13.07%
+ 5%	9.00%		8.07%

0%	9.00%		3.07%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-1.93%
- 10%	9.00%	-1.00%	-6.93%
- 20%	9.00%	-11.00%	-16.93%
- 30%	N/A	-21.00%	-26.93%
- 40%	N/A	-31.00%	-36.93%
- 50%	N/A	-41.00%	-46.93%
- 60%	N/A	-51.00%	-56.93%
- 70%	N/A	-61.00%	-66.93%
- 80%	N/A	-71.00%	-76.93%
- 90%	N/A	-81.00%	-86.93%
- 100%	N/A	-91.00%	-96.93%

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (the “Company”) is a financial services company with approximately $667 billion of assets under management as of December 31, 2009. The Company has operations in the United States, Asia, Europe and Latin America. Through its subsidiaries and affiliates, the Company offers a wide array of financial products and services, including life insurance, annuities, mutual funds, pension and retirement-related services and administration, asset management, banking and trust services, real estate brokerage and relocation services, and, through a joint venture, retail securities brokerage services. The Company provides these products and services to individual and institutional customers through one of the largest distribution networks in the financial services industry.

The linked share’s SEC file number is 001-16707.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$48.19	$40.99	$44.78
June 30, 2004	$46.70	$40.14	$46.47
September 30, 2004	$48.66	$43.87	$47.04
December 31, 2004	$55.62	$42.40	$54.96
March 31, 2005	$59.62	$52.07	$57.40
June 30, 2005	$66.83	$54.64	$65.66
September 30, 2005	$69.40	$62.40	$67.56
December 30, 2005	$78.62	$63.26	$73.19
March 31, 2006	$77.87	$73.10	$75.81
June 30, 2006	$80.30	$73.61	$77.70
September 29, 2006	$79.30	$71.28	$76.25
December 29, 2006	$87.17	$75.75	$85.86
March 30, 2007	$93.26	$85.38	$90.26
June 29, 2007	$103.27	$89.88	$97.23
September 28, 2007	$99.10	$81.61	$97.58
December 31, 2007	$101.44	$89.27	$93.04
March 31, 2008	$93.14	$65.68	$78.25
June 30, 2008	$83.75	$59.10	$59.74
September 30, 2008	$88.00	$54.70	$72.00
December 31, 2008	$70.41	$13.10	$30.26
March 31, 2009	$35.95	$10.65	$19.02
June 30, 2009	$46.39	$18.20	$37.22
September 30, 2009	$55.98	$32.25	$49.91
December 31, 2009	$52.95	$43.41	$49.76
March 26, 2010*	$60.22	$46.35	$59.21

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PRU

Initial price: $59.21

Protection level: 80.00%

Protection price: $47.37

Physical delivery amount: 16 ($1,000/Initial price)

Fractional shares: 0.889039

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 1.18% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		101.18%
+ 90%	8.00%		91.18%
+ 80%	8.00%		81.18%
+ 70%	8.00%		71.18%
+ 60%	8.00%		61.18%
+ 50%	8.00%		51.18%
+ 40%	8.00%		41.18%
+ 30%	8.00%		31.18%
+ 20%	8.00%		21.18%
+ 10%	8.00%		11.18%
+ 5%	8.00%		6.18%

0%	8.00%		1.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-3.82%
- 10%	8.00%	-2.00%	-8.82%
- 20%	8.00%	-12.00%	-18.82%
- 30%	N/A	-22.00%	-28.82%
- 40%	N/A	-32.00%	-38.82%
- 50%	N/A	-42.00%	-48.82%
- 60%	N/A	-52.00%	-58.82%
- 70%	N/A	-62.00%	-68.82%
- 80%	N/A	-72.00%	-78.82%
- 90%	N/A	-82.00%	-88.82%
- 100%	N/A	-92.00%	-98.82%

Rowan Companies, Inc.

According to publicly available information, Rowan Companies, Inc. (the “Company”) is a provider of international and domestic contract drilling services. The Company also owns and operates a manufacturing division that produces equipment for the drilling, mining and timber industries. The Company provides contract drilling services utilizing a fleet of 22 self-elevating mobile offshore drilling platforms and 31 deep-well land drilling rigs. The Company’s drilling operations are conducted primarily in the Gulf of Mexico, the Middle East, the North Sea, Trinidad, offshore eastern Canada and, beginning in 2009, offshore West Africa, and onshore in the United States. During 2009, drilling operations generated revenues of $1,214.9 million and income from operations of $472.1 million.

The linked share’s SEC file number is 001-05491.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$25.11	$20.61	$21.09
June 30, 2004	$24.70	$20.44	$24.33
September 30, 2004	$27.05	$21.71	$26.40
December 31, 2004	$27.26	$23.20	$25.90
March 31, 2005	$33.04	$24.57	$29.93
June 30, 2005	$31.57	$24.53	$29.71
September 30, 2005	$38.10	$29.01	$35.49
December 30, 2005	$39.25	$28.87	$35.64
March 31, 2006	$45.57	$36.16	$43.96
June 30, 2006	$48.11	$33.14	$35.59
September 29, 2006	$36.76	$29.76	$31.63
December 29, 2006	$37.55	$29.03	$33.20
March 30, 2007	$33.77	$29.48	$32.47
June 29, 2007	$41.59	$32.56	$40.98
September 28, 2007	$46.16	$34.10	$36.58
December 31, 2007	$41.30	$34.79	$39.46
March 31, 2008	$42.49	$31.35	$41.18
June 30, 2008	$47.94	$36.90	$46.75
September 30, 2008	$47.00	$27.53	$30.55
December 31, 2008	$30.15	$12.00	$15.90
March 31, 2009	$18.51	$10.29	$11.97
June 30, 2009	$23.90	$11.43	$19.32
September 30, 2009	$24.31	$16.97	$23.07
December 31, 2009	$27.53	$21.43	$22.64
March 26, 2010*	$28.20	$21.21	$27.03

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RDC

Initial price: $27.03

Protection level: 80.00%

Protection price: $21.62

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.995930

Coupon: 8.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.00%		100.00%
+ 90%	8.00%		90.00%
+ 80%	8.00%		80.00%
+ 70%	8.00%		70.00%
+ 60%	8.00%		60.00%
+ 50%	8.00%		50.00%
+ 40%	8.00%		40.00%
+ 30%	8.00%		30.00%
+ 20%	8.00%		20.00%
+ 10%	8.00%		10.00%
+ 5%	8.00%		5.00%

0%	8.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.00%	3.00%	-5.00%
- 10%	8.00%	-2.00%	-10.00%
- 20%	8.00%	-12.00%	-20.00%
- 30%	N/A	-22.00%	-30.00%
- 40%	N/A	-32.00%	-40.00%
- 50%	N/A	-42.00%	-50.00%
- 60%	N/A	-52.00%	-60.00%
- 70%	N/A	-62.00%	-70.00%
- 80%	N/A	-72.00%	-80.00%
- 90%	N/A	-82.00%	-90.00%
- 100%	N/A	-92.00%	-100.00%

Regions Financial Corporation

According to publicly available information, Regions Financial Corporation (the “Company”) is a financial holding company headquartered in Birmingham, Alabama, which operates throughout the South, Midwest and Texas. The Company provides traditional, commercial, retail, and mortgage banking services, and other financial services in the fields of investment banking, asset management, trust, mutual funds, securities brokerage, insurance and other specialty financing.

As of December 31, 2009, the Company had total consolidated assets of approximately $142.3 billion.

The linked share’s SEC file number is 000-50731.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$33.94	$28.71	$29.58
June 30, 2004	$31.15	$27.26	$29.60
September 30, 2004	$33.57	$29.40	$33.06
December 31, 2004	$35.97	$32.95	$35.59
March 31, 2005	$35.52	$31.66	$32.40
June 30, 2005	$34.50	$31.30	$33.88
September 30, 2005	$35.54	$30.44	$31.12
December 30, 2005	$35.01	$29.16	$34.16
March 31, 2006	$36.32	$32.89	$35.17
June 30, 2006	$36.66	$32.66	$33.12
September 29, 2006	$37.36	$32.37	$36.79
December 29, 2006	$39.09	$36.25	$37.40
March 30, 2007	$38.17	$33.84	$35.37
June 29, 2007	$36.66	$32.87	$33.10
September 28, 2007	$34.44	$28.90	$29.48
December 31, 2007	$31.23	$22.84	$23.65
March 31, 2008	$25.84	$18.50	$19.75
June 30, 2008	$24.31	$10.31	$10.91
September 30, 2008	$19.80	$6.42	$9.60
December 31, 2008	$14.49	$6.85	$7.96
March 31, 2009	$9.07	$2.35	$4.26
June 30, 2009	$7.60	$3.67	$4.04
September 30, 2009	$6.91	$3.31	$6.21
December 31, 2009	$6.29	$4.62	$5.29
March 26, 2010*	$8.05	$5.33	$7.63

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RF

Initial price: $7.63

Protection level: 75.00%

Protection price: $5.72

Physical delivery amount: 131 ($1,000/Initial price)

Fractional shares: 0.061599

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.53% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.53%
+ 90%	10.00%		90.53%
+ 80%	10.00%		80.53%
+ 70%	10.00%		70.53%
+ 60%	10.00%		60.53%
+ 50%	10.00%		50.53%
+ 40%	10.00%		40.53%
+ 30%	10.00%		30.53%
+ 20%	10.00%		20.53%
+ 10%	10.00%		10.53%
+ 5%	10.00%		5.53%

0%	10.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-4.47%
- 10%	10.00%	0.00%	-9.47%
- 20%	10.00%	-10.00%	-19.47%
- 30%	N/A	-20.00%	-29.47%
- 40%	N/A	-30.00%	-39.47%
- 50%	N/A	-40.00%	-49.47%
- 60%	N/A	-50.00%	-59.47%
- 70%	N/A	-60.00%	-69.47%
- 80%	N/A	-70.00%	-79.47%
- 90%	N/A	-80.00%	-89.47%
- 100%	N/A	-90.00%	-99.47%

Range Resources Corporation

According to publicly available information, Range Resources Corporation (the “Company”) is a Fort Worth, Texas-based independent natural gas company, engaged in the exploration, development and acquisition of primarily natural gas properties, mostly in the Southwestern and Appalachian regions of the United States. As of December 31, 2009, the Company had 3.1 Tcfe of proved reserves, 84% natural gas, 55% proved developed, 79% operated and a reserve life of 18.6 years.

The linked share’s SEC file number is 001-12209.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$8.10	$6.25	$8.09
June 30, 2004	$9.75	$7.19	$9.73
September 30, 2004	$11.79	$9.03	$11.66
December 31, 2004	$14.43	$9.97	$13.64
March 31, 2005	$17.59	$12.36	$15.57
June 30, 2005	$18.61	$13.51	$17.93
September 30, 2005	$26.33	$18.01	$25.74
December 30, 2005	$28.37	$20.71	$26.34
March 31, 2006	$30.40	$22.52	$27.31
June 30, 2006	$30.29	$21.74	$27.19
September 29, 2006	$30.37	$23.39	$25.24
December 29, 2006	$31.77	$22.80	$27.46
March 30, 2007	$33.80	$25.33	$33.40
June 29, 2007	$41.58	$33.40	$37.41
September 28, 2007	$41.84	$33.28	$40.66
December 31, 2007	$51.88	$37.18	$51.36
March 31, 2008	$65.53	$43.02	$63.45
June 30, 2008	$76.77	$61.20	$65.54
September 30, 2008	$72.98	$37.37	$42.87
December 31, 2008	$44.15	$23.79	$34.39
March 31, 2009	$45.86	$30.90	$41.16
June 30, 2009	$48.78	$38.76	$41.41
September 30, 2009	$52.86	$35.48	$49.36
December 31, 2009	$60.13	$41.99	$49.85
March 26, 2010*	$54.48	$45.00	$45.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RRC

Initial price: $45.67

Protection level: 80.00%

Protection price: $36.54

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.896212

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.34% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.34%
+ 90%	9.00%		90.34%
+ 80%	9.00%		80.34%
+ 70%	9.00%		70.34%
+ 60%	9.00%		60.34%
+ 50%	9.00%		50.34%
+ 40%	9.00%		40.34%
+ 30%	9.00%		30.34%
+ 20%	9.00%		20.34%
+ 10%	9.00%		10.34%
+ 5%	9.00%		5.34%

0%	9.00%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-4.66%
- 10%	9.00%	-1.00%	-9.66%
- 20%	9.00%	-11.00%	-19.66%
- 30%	N/A	-21.00%	-29.66%
- 40%	N/A	-31.00%	-39.66%
- 50%	N/A	-41.00%	-49.66%
- 60%	N/A	-51.00%	-59.66%
- 70%	N/A	-61.00%	-69.66%
- 80%	N/A	-71.00%	-79.66%
- 90%	N/A	-81.00%	-89.66%
- 100%	N/A	-91.00%	-99.66%

Smithfield Foods, Inc.

According to publicly available information, Smithfield Foods, Inc. (the “Company”) is a pork processor and hog producer. The Company produces and markets a wide variety of fresh meat and packaged meats both domestically and internationally.

The Company’s principal executive offices are located in Smithfield, Virginia.

The linked share’s SEC file number is 001-15321.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$27.41	$20.10	$27.12
June 30, 2004	$30.90	$25.91	$29.40
September 30, 2004	$29.80	$23.41	$25.00
December 31, 2004	$29.98	$23.28	$29.59
March 31, 2005	$34.60	$27.77	$31.55
June 30, 2005	$32.07	$27.20	$27.27
September 30, 2005	$29.70	$25.75	$29.68
December 30, 2005	$31.45	$28.50	$30.60
March 31, 2006	$31.10	$25.76	$29.34
June 30, 2006	$29.48	$25.69	$28.83
September 29, 2006	$30.51	$26.86	$27.02
December 29, 2006	$27.26	$25.11	$25.66
March 30, 2007	$30.04	$24.40	$29.95
June 29, 2007	$33.27	$29.88	$30.79
September 28, 2007	$35.79	$27.85	$31.50
December 31, 2007	$32.26	$27.35	$28.92
March 31, 2008	$29.56	$23.75	$25.76
June 30, 2008	$32.18	$19.38	$19.88
September 30, 2008	$26.74	$13.98	$15.88
December 31, 2008	$18.17	$5.40	$14.07
March 31, 2009	$15.14	$5.56	$9.46
June 30, 2009	$14.30	$8.45	$13.97
September 30, 2009	$14.56	$11.37	$13.80
December 31, 2009	$17.62	$12.16	$15.19
March 26, 2010*	$20.79	$14.70	$20.67

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SFD

Initial price: $20.67

Protection level: 80.00%

Protection price: $16.54

Physical delivery amount: 48 ($1,000/Initial price)

Fractional shares: 0.379294

Coupon: 9.00% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.00%		100.00%
+ 90%	9.00%		90.00%
+ 80%	9.00%		80.00%
+ 70%	9.00%		70.00%
+ 60%	9.00%		60.00%
+ 50%	9.00%		50.00%
+ 40%	9.00%		40.00%
+ 30%	9.00%		30.00%
+ 20%	9.00%		20.00%
+ 10%	9.00%		10.00%
+ 5%	9.00%		5.00%

0%	9.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.00%	4.00%	-5.00%
- 10%	9.00%	-1.00%	-10.00%
- 20%	9.00%	-11.00%	-20.00%
- 30%	N/A	-21.00%	-30.00%
- 40%	N/A	-31.00%	-40.00%
- 50%	N/A	-41.00%	-50.00%
- 60%	N/A	-51.00%	-60.00%
- 70%	N/A	-61.00%	-70.00%
- 80%	N/A	-71.00%	-80.00%
- 90%	N/A	-81.00%	-90.00%
- 100%	N/A	-91.00%	-100.00%

SunTrust Banks, Inc.

According to publicly available information, SunTrust Banks, Inc. (the “Company”) is a diversified financial services holding company whose businesses provide a broad range of financial services to consumer and corporate clients. The Company was incorporated in 1984 under the laws of the State of Georgia. The principal executive offices of the Company are located in the SunTrust Plaza, Atlanta, Georgia 30308. As of December 31, 2009, there were 28,001 full-time equivalent employees within the Company.

The linked share’s SEC file number is: 001-08918.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$76.65	$68.04	$69.71
June 30, 2004	$71.07	$61.28	$64.99
September 30, 2004	$70.69	$63.50	$70.41
December 31, 2004	$74.37	$67.03	$73.88
March 31, 2005	$74.18	$69.01	$72.07
June 30, 2005	$75.00	$69.60	$72.24
September 30, 2005	$75.77	$68.85	$69.45
December 30, 2005	$75.46	$65.32	$72.76
March 31, 2006	$76.75	$69.68	$72.76
June 30, 2006	$78.33	$72.56	$76.26
September 29, 2006	$81.59	$75.11	$77.28
December 29, 2006	$85.64	$76.76	$84.45
March 30, 2007	$87.43	$80.76	$83.04
June 29, 2007	$91.29	$78.18	$85.74
September 28, 2007	$90.47	$73.61	$75.67
December 31, 2007	$78.75	$60.04	$62.49
March 31, 2008	$70.00	$52.95	$55.14
June 30, 2008	$60.80	$32.34	$36.22
September 30, 2008	$62.75	$25.67	$44.99
December 31, 2008	$57.73	$19.77	$29.54
March 31, 2009	$30.14	$6.00	$11.74
June 30, 2009	$20.86	$10.50	$16.45
September 30, 2009	$24.42	$14.50	$22.55
December 31, 2009	$23.88	$18.45	$20.29
March 26, 2010*	$28.39	$20.16	$26.50

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STI

Initial price: $26.50

Protection level: 80.00%

Protection price: $21.20

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.735849

Coupon: 9.50% per annum

Maturity: March 30, 2011

Dividend yield: 0.49% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.49%
+ 90%	9.50%		90.49%
+ 80%	9.50%		80.49%
+ 70%	9.50%		70.49%
+ 60%	9.50%		60.49%
+ 50%	9.50%		50.49%
+ 40%	9.50%		40.49%
+ 30%	9.50%		30.49%
+ 20%	9.50%		20.49%
+ 10%	9.50%		10.49%
+ 5%	9.50%		5.49%

0%	9.50%		0.49%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-4.51%
- 10%	9.50%	-0.50%	-9.51%
- 20%	9.50%	-10.50%	-19.51%
- 30%	N/A	-20.50%	-29.51%
- 40%	N/A	-30.50%	-39.51%
- 50%	N/A	-40.50%	-49.51%
- 60%	N/A	-50.50%	-59.51%
- 70%	N/A	-60.50%	-69.51%
- 80%	N/A	-70.50%	-79.51%
- 90%	N/A	-80.50%	-89.51%
- 100%	N/A	-90.50%	-99.51%

Suncor Energy Inc.

According to publicly available information, Suncor Energy Inc. (the “Company”) is an integrated energy company, with corporate headquarters in Calgary, Alberta, Canada. The Company is strategically focused on developing one of the world’s largest petroleum resource basins—Canada’s Athabasca oil sands. In addition, the Company explores for, acquires, develops, produces and markets crude oil and natural gas, transport and refine crude oil and market petroleum and petrochemical products. Periodically, the Company also markets third-party petroleum products. The Company also carries on energy trading activities focused principally on buying and selling futures contracts and other derivative instruments based on the commodities the Company produces.

In 2009, the Company produced approximately 264,700 boe per day, comprised of 228,000 barrels per day (bpd) of crude oil from our oil sands operations, and 220 million cubic feet equivalent per day (mmcfe/d) of natural gas and liquids from our natural gas business.

The linked share’s SEC file number is 001-12384.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$14.38	$12.34	$13.68
June 30, 2004	$14.04	$11.28	$12.81
September 30, 2004	$16.32	$12.46	$16.01
December 31, 2004	$18.08	$15.58	$17.70
March 31, 2005	$20.85	$15.67	$20.11
June 30, 2005	$24.48	$17.69	$23.66
September 30, 2005	$31.25	$23.70	$30.27
December 30, 2005	$33.00	$24.06	$31.57
March 31, 2006	$41.08	$32.00	$38.51
June 30, 2006	$44.93	$33.68	$40.51
September 29, 2006	$43.39	$31.89	$36.03
December 29, 2006	$41.04	$32.03	$39.46
March 30, 2007	$38.90	$33.89	$38.18
June 29, 2007	$46.76	$37.86	$44.96
September 28, 2007	$50.06	$41.19	$47.41
December 31, 2007	$58.99	$45.70	$54.37
March 31, 2008	$56.73	$39.67	$48.18
June 30, 2008	$74.28	$46.32	$58.12
September 30, 2008	$61.99	$38.00	$42.14
December 31, 2008	$40.49	$14.52	$19.50
March 31, 2009	$27.77	$16.95	$22.21
June 30, 2009	$36.92	$21.61	$30.34
September 30, 2009	$37.30	$25.52	$34.56
December 31, 2009	$39.61	$31.84	$35.31
March 26, 2010*	$38.22	$28.05	$30.00

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SU

Initial price: $30.00

Protection level: 80.00%

Protection price: $24.00

Physical delivery amount: 33 ($1,000/Initial price)

Fractional shares: 0.333333

Coupon: 9.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.05% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.05%
+ 90%	9.50%		91.05%
+ 80%	9.50%		81.05%
+ 70%	9.50%		71.05%
+ 60%	9.50%		61.05%
+ 50%	9.50%		51.05%
+ 40%	9.50%		41.05%
+ 30%	9.50%		31.05%
+ 20%	9.50%		21.05%
+ 10%	9.50%		11.05%
+ 5%	9.50%		6.05%

0%	9.50%		1.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.95%
- 10%	9.50%	-0.50%	-8.95%
- 20%	9.50%	-10.50%	-18.95%
- 30%	N/A	-20.50%	-28.95%
- 40%	N/A	-30.50%	-38.95%
- 50%	N/A	-40.50%	-48.95%
- 60%	N/A	-50.50%	-58.95%
- 70%	N/A	-60.50%	-68.95%
- 80%	N/A	-70.50%	-78.95%
- 90%	N/A	-80.50%	-88.95%
- 100%	N/A	-90.50%	-98.95%

Sunoco, Inc.

According to publicly available information, Sunoco, Inc. (the “Company”) through its subsidiaries is principally a petroleum refiner and marketer and chemicals manufacturer with interests in logistics and coke-making. The Company’s petroleum refining and marketing operations include the manufacturing and marketing of a full range of petroleum products, including fuels, lubricants and some petrochemicals. The Company’s chemical operations comprise the manufacturing, distribution and marketing of commodity and intermediate petrochemicals. The petroleum refining and marketing, chemicals and logistics operations are conducted principally in the eastern half of the United States. The Company’s coke-making operations currently are conducted in Virginia, Indiana and Ohio.

The Company’s operations are organized into five business segments (Refining and Supply, Retail Marketing, Chemicals, Logistics and Coke) plus a holding company and a professional services group. The Company is a holding company and is a non-operating parent company which includes certain corporate officers. The professional services group consists of a number of staff functions, including: finance; legal and risk management; materials management; human resources; information systems; health, environment and safety; engineering services; facilities management; transaction processing; and government and public affairs.

The linked share’s SEC file number is: 1-6841.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$32.18	$25.26	$31.19
June 30, 2004	$32.85	$29.13	$31.81
September 30, 2004	$37.19	$29.38	$36.99
December 31, 2004	$42.26	$35.26	$40.86
March 31, 2005	$53.88	$38.10	$51.76
June 30, 2005	$58.59	$46.08	$56.84
September 30, 2005	$81.42	$57.07	$78.20
December 30, 2005	$85.28	$65.09	$78.38
March 31, 2006	$97.22	$71.05	$77.57
June 30, 2006	$88.07	$60.35	$69.29
September 29, 2006	$80.42	$57.62	$62.19
December 29, 2006	$69.42	$57.50	$62.36
March 30, 2007	$71.88	$56.68	$70.44
June 29, 2007	$86.40	$70.03	$79.68
September 28, 2007	$85.00	$60.69	$70.78
December 31, 2007	$78.80	$62.27	$72.44
March 31, 2008	$73.54	$47.93	$52.47
June 30, 2008	$56.88	$36.71	$40.69
September 30, 2008	$49.44	$31.68	$35.58
December 31, 2008	$44.19	$21.30	$43.46
March 31, 2009	$47.39	$25.79	$26.48
June 30, 2009	$32.73	$22.62	$23.20
September 30, 2009	$29.73	$21.45	$28.45
December 31, 2009	$34.49	$25.06	$26.10
March 26, 2010*	$30.97	$24.65	$28.60

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SUN

Initial price: $28.60

Protection level: 80.00%

Protection price: $22.88

Physical delivery amount: 34 ($1,000/Initial price)

Fractional shares: 0.965035

Coupon: 8.25% per annum

Maturity: March 30, 2011

Dividend yield: 3.66% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		103.66%
+ 90%	8.25%		93.66%
+ 80%	8.25%		83.66%
+ 70%	8.25%		73.66%
+ 60%	8.25%		63.66%
+ 50%	8.25%		53.66%
+ 40%	8.25%		43.66%
+ 30%	8.25%		33.66%
+ 20%	8.25%		23.66%
+ 10%	8.25%		13.66%
+ 5%	8.25%		8.66%

0%	8.25%		3.66%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-1.34%
- 10%	8.25%	-1.75%	-6.34%
- 20%	8.25%	-11.75%	-16.34%
- 30%	N/A	-21.75%	-26.34%
- 40%	N/A	-31.75%	-36.34%
- 50%	N/A	-41.75%	-46.34%
- 60%	N/A	-51.75%	-56.34%
- 70%	N/A	-61.75%	-66.34%
- 80%	N/A	-71.75%	-76.34%
- 90%	N/A	-81.75%	-86.34%
- 100%	N/A	-91.75%	-96.34%

Tenaris S.A.

According to publicly available information, Tenaris S.A. (the “Company”) is a leading global manufacturer and supplier of steel pipe products and related services for the world’s energy industry as well as for other industrial applications. The Company’s customers include most of the world’s leading oil and gas companies as well as engineering companies engaged in constructing oil and gas gathering, transportation and processing facilities. The Company’s principal products include casing, tubing, line pipe, and mechanical and structural pipes.

The linked share’s SEC file number is 001-31518.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$7.78	$6.13	$6.56
June 30, 2004	$6.90	$5.55	$6.55
September 30, 2004	$9.26	$6.55	$9.12
December 31, 2004	$10.34	$8.26	$9.78
March 31, 2005	$13.55	$8.96	$12.30
June 30, 2005	$16.20	$10.46	$15.65
September 30, 2005	$28.04	$15.62	$27.57
December 30, 2005	$28.88	$20.62	$22.90
March 31, 2006	$37.30	$24.16	$36.13
June 30, 2006	$48.26	$31.63	$40.49
September 29, 2006	$41.32	$34.06	$35.38
December 29, 2006	$52.03	$33.65	$49.89
March 30, 2007	$50.43	$41.24	$45.90
June 29, 2007	$49.95	$43.31	$48.96
September 28, 2007	$53.14	$41.05	$52.62
December 31, 2007	$54.82	$42.58	$44.73
March 31, 2008	$50.64	$34.91	$49.85
June 30, 2008	$75.21	$49.09	$74.50
September 30, 2008	$73.34	$33.30	$37.29
December 31, 2008	$37.20	$15.32	$20.98
March 31, 2009	$24.44	$14.82	$20.17
June 30, 2009	$32.60	$19.77	$27.04
September 30, 2009	$36.83	$23.86	$35.62
December 31, 2009	$43.46	$33.18	$42.65
March 26, 2010*	$47.76	$40.33	$43.10

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TS

Initial price: $43.10

Protection level: 80.00%

Protection price: $34.48

Physical delivery amount: 23 ($1,000/Initial price)

Fractional shares: 0.201856

Coupon: 9.50% per annum

Maturity: March 30, 2011

Dividend yield: 1.98% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		101.98%
+ 90%	9.50%		91.98%
+ 80%	9.50%		81.98%
+ 70%	9.50%		71.98%
+ 60%	9.50%		61.98%
+ 50%	9.50%		51.98%
+ 40%	9.50%		41.98%
+ 30%	9.50%		31.98%
+ 20%	9.50%		21.98%
+ 10%	9.50%		11.98%
+ 5%	9.50%		6.98%

0%	9.50%		1.98%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-3.02%
- 10%	9.50%	-0.50%	-8.02%
- 20%	9.50%	-10.50%	-18.02%
- 30%	N/A	-20.50%	-28.02%
- 40%	N/A	-30.50%	-38.02%
- 50%	N/A	-40.50%	-48.02%
- 60%	N/A	-50.50%	-58.02%
- 70%	N/A	-60.50%	-68.02%
- 80%	N/A	-70.50%	-78.02%
- 90%	N/A	-80.50%	-88.02%
- 100%	N/A	-90.50%	-98.02%

Ultra Petroleum Corp.

According to publicly available information, Ultra Petroleum Corp. (the “Company”) is an independent oil and gas company engaged in the development, production, operation, exploration and acquisition of oil and natural gas properties. The Company was originally incorporated on November 14, 1979, under the laws of the Province of British Columbia, Canada. Ultra remains a Canadian company, but since March 2000, has operated under the laws of The Yukon Territory, Canada pursuant to Section 190 of the Business Corporations Act (Yukon Territory). The Company’s operations are primarily in the Green River Basin of southwest Wyoming. The Company continually evaluates other opportunities for the acquisition, exploration and development of oil and natural gas properties.

As of December 31, 2009, the Company’s oil and natural gas production increased 24% over 2008 levels and estimated proved reserves increased 11% to 3.9 Tcfe from 3.5 Tcfe with return on capital employed of 18% and return on equity of 32%.

The linked share’s SEC file number is 001-33614.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	$62.48	$52.21	$62.04
December 31, 2007	$72.32	$61.50	$71.50
March 31, 2008	$81.31	$60.01	$77.50
June 30, 2008	$102.81	$75.35	$98.20
September 30, 2008	$102.81	$49.41	$55.34
December 31, 2008	$56.71	$28.89	$34.51
March 31, 2009	$42.16	$30.02	$35.89
June 30, 2009	$51.55	$34.89	$39.00
September 30, 2009	$53.26	$33.75	$48.96
December 31, 2009	$57.21	$44.64	$49.86
March 26, 2010*	$53.90	$42.68	$44.18

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: UPL

Initial price: $44.18

Protection level: 80.00%

Protection price: $35.34

Physical delivery amount: 22 ($1,000/Initial price)

Fractional shares: 0.634676

Coupon: 8.25% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

VMware, Inc.

According to publicly available information, VMware, Inc. (the “Company”) is the leading provider of virtualization solutions from the desktop to the data center and to the cloud. The Company’s virtualization solutions represent a pioneering approach to computing that separates application software from the underlying hardware to achieve significant improvements in efficiency, availability, flexibility, and manageability.

As of December 31, 2009, the Company’s total revenues increase 8% to $2,023.9 million.

The linked share’s SEC file number is 001-33622.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	N/A	N/A	N/A
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	$85.52	$48.00	$85.00
December 31, 2007	$125.25	$71.00	$84.99
March 31, 2008	$86.93	$41.41	$42.82
June 30, 2008	$72.08	$42.05	$53.86
September 30, 2008	$57.00	$22.83	$26.64
December 31, 2008	$32.74	$17.29	$23.69
March 31, 2009	$27.21	$19.22	$23.62
June 30, 2009	$33.38	$24.42	$27.27
September 30, 2009	$41.19	$25.75	$40.17
December 31, 2009	$45.57	$36.92	$42.38
March 26, 2010*	$54.99	$41.09	$53.53

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VMW

Initial price: $53.53

Protection level: 80.00%

Protection price: $42.82

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.681113

Coupon: 9.25% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		100.00%
+ 90%	9.25%		90.00%
+ 80%	9.25%		80.00%
+ 70%	9.25%		70.00%
+ 60%	9.25%		60.00%
+ 50%	9.25%		50.00%
+ 40%	9.25%		40.00%
+ 30%	9.25%		30.00%
+ 20%	9.25%		20.00%
+ 10%	9.25%		10.00%
+ 5%	9.25%		5.00%

0%	9.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-5.00%
- 10%	9.25%	-0.75%	-10.00%
- 20%	9.25%	-10.75%	-20.00%
- 30%	N/A	-20.75%	-30.00%
- 40%	N/A	-30.75%	-40.00%
- 50%	N/A	-40.75%	-50.00%
- 60%	N/A	-50.75%	-60.00%
- 70%	N/A	-60.75%	-70.00%
- 80%	N/A	-70.75%	-80.00%
- 90%	N/A	-80.75%	-90.00%
- 100%	N/A	-90.75%	-100.00%

Whole Foods Market, Inc.

According to publicly available information, Whole Foods Market, Inc. (the “Company”) is a food retailer of natural and organic products and is the first national “Certified Organic” grocer in the United States.

The Company opened its first store in Austin, Texas in 1980 and completed its initial public offering in January 1992. As of September 27, 2009, the Company operated 284 stores: 273 stores in 38 U.S. states averaging approximately $29 million in annual sales, and are approximately nine years old on average.

The linked share’s SEC file number is 0-19797.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$39.62	$32.96	$37.48
June 30, 2004	$47.85	$36.75	$47.73
September 30, 2004	$48.37	$36.61	$42.90
December 31, 2004	$48.73	$39.52	$47.68
March 31, 2005	$53.38	$44.14	$51.07
June 30, 2005	$61.46	$48.00	$59.15
September 30, 2005	$69.85	$58.50	$67.23
December 30, 2005	$79.89	$61.31	$77.39
March 31, 2006	$78.25	$58.88	$66.44
June 30, 2006	$74.00	$59.42	$64.64
September 29, 2006	$65.49	$46.96	$59.43
December 29, 2006	$66.25	$45.57	$46.93
March 30, 2007	$52.43	$42.14	$44.85
June 29, 2007	$48.06	$37.97	$38.30
September 28, 2007	$49.49	$36.00	$48.96
December 31, 2007	$53.65	$39.42	$40.80
March 31, 2008	$42.48	$29.99	$32.97
June 30, 2008	$36.03	$23.01	$23.69
September 30, 2008	$24.22	$17.37	$20.03
December 31, 2008	$20.54	$7.05	$9.44
March 31, 2009	$18.27	$9.07	$16.80
June 30, 2009	$23.71	$16.25	$18.98
September 30, 2009	$31.19	$17.16	$30.49
December 31, 2009	$34.39	$24.95	$27.45
March 26, 2010*	$37.05	$26.89	$35.41

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WFMI

Initial price: $35.41

Protection level: 80.00%

Protection price: $28.33

Physical delivery amount: 28 ($1,000/Initial price)

Fractional shares: 0.240610

Coupon: 8.25% per annum

Maturity: March 30, 2011

Dividend yield: 0.00% per annum

Coupon amount per monthly: $6.88

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.25%		100.00%
+ 90%	8.25%		90.00%
+ 80%	8.25%		80.00%
+ 70%	8.25%		70.00%
+ 60%	8.25%		60.00%
+ 50%	8.25%		50.00%
+ 40%	8.25%		40.00%
+ 30%	8.25%		30.00%
+ 20%	8.25%		20.00%
+ 10%	8.25%		10.00%
+ 5%	8.25%		5.00%

0%	8.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.25%	3.25%	-5.00%
- 10%	8.25%	-1.75%	-10.00%
- 20%	8.25%	-11.75%	-20.00%
- 30%	N/A	-21.75%	-30.00%
- 40%	N/A	-31.75%	-40.00%
- 50%	N/A	-41.75%	-50.00%
- 60%	N/A	-51.75%	-60.00%
- 70%	N/A	-61.75%	-70.00%
- 80%	N/A	-71.75%	-80.00%
- 90%	N/A	-81.75%	-90.00%
- 100%	N/A	-91.75%	-100.00%

Williams-Sonoma, Inc.

According to publicly available information, Williams-Sonoma, Inc. (the “Company”) is a specialty retailer of products for the home. The retail segment of the Company’s business sells its products through its six retail store concepts (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Hold Everything, West Elm and Williams-Sonoma Home). The direct-to-customer segment of its business sells similar products through its eight direct-mail catalogs (Williams-Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Bed + Bath, PBteen, Hold Everything, West Elm and Williams-Sonoma Home) and six e-commerce websites (williams-sonoma.com, potterybarn.com, potterybarnkids.com, pbteen.com, westelm.com and holdeverything.com). The catalogs reach customers throughout the U.S., while the six retail concepts currently operate 570 stores in 43 states, Washington, D.C. and Canada.

The Company was founded in 1956 by Charles E. Williams, currently a Director Emeritus, with the opening of its first store in Sonoma, California.

The linked share’s SEC file number is 001-14077.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$35.49	$30.74	$34.20
June 30, 2004	$34.60	$28.48	$32.96
September 30, 2004	$37.76	$29.45	$37.55
December 31, 2004	$41.72	$34.74	$35.04
March 31, 2005	$37.49	$33.15	$36.75
June 30, 2005	$41.68	$32.75	$39.57
September 30, 2005	$45.03	$36.10	$38.35
December 30, 2005	$45.05	$35.43	$43.15
March 31, 2006	$45.14	$38.10	$42.40
June 30, 2006	$44.43	$33.49	$34.05
September 29, 2006	$35.00	$28.29	$32.39
December 29, 2006	$35.66	$30.11	$31.44
March 30, 2007	$36.32	$30.43	$35.46
June 29, 2007	$36.94	$31.42	$31.58
September 28, 2007	$36.24	$28.43	$32.62
December 31, 2007	$33.69	$25.46	$25.90
March 31, 2008	$27.60	$19.30	$24.24
June 30, 2008	$28.19	$19.81	$19.84
September 30, 2008	$21.49	$15.23	$16.18
December 31, 2008	$16.28	$4.35	$7.86
March 31, 2009	$12.36	$6.58	$10.08
June 30, 2009	$14.87	$9.79	$11.87
September 30, 2009	$20.59	$10.37	$20.23
December 31, 2009	$22.49	$18.42	$20.78
March 26, 2010*	$27.92	$18.43	$26.69

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WSM

Initial price: $26.69

Protection level: 80.00%

Protection price: $21.35

Physical delivery amount: 37 ($1,000/Initial price)

Fractional shares: 0.467216

Coupon: 9.25% per annum

Maturity: March 30, 2011

Dividend yield: 1.80% per annum

Coupon amount per monthly: $7.71

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.25%		101.80%
+ 90%	9.25%		91.80%
+ 80%	9.25%		81.80%
+ 70%	9.25%		71.80%
+ 60%	9.25%		61.80%
+ 50%	9.25%		51.80%
+ 40%	9.25%		41.80%
+ 30%	9.25%		31.80%
+ 20%	9.25%		21.80%
+ 10%	9.25%		11.80%
+ 5%	9.25%		6.80%

0%	9.25%		1.80%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.25%	4.25%	-3.20%
- 10%	9.25%	-0.75%	-8.20%
- 20%	9.25%	-10.75%	-18.20%
- 30%	N/A	-20.75%	-28.20%
- 40%	N/A	-30.75%	-38.20%
- 50%	N/A	-40.75%	-48.20%
- 60%	N/A	-50.75%	-58.20%
- 70%	N/A	-60.75%	-68.20%
- 80%	N/A	-70.75%	-78.20%
- 90%	N/A	-80.75%	-88.20%
- 100%	N/A	-90.75%	-98.20%

Wynn Resorts, Limited

According to publicly available information, Wynn Resorts, Limited (the “Company”) is a leading developer, owner and operator of destination casino resorts. The Company owns and operates two destination casino resorts: “Wynn Las Vegas,” on the “Strip” in Las Vegas, Nevada, and “Wynn Macau,” located in the Macau Special Administrative Region of the People’s Republic of China. The Company is also currently constructing “Encore at Wynn Las Vegas” and continues to develop and construct the second phase of Wynn Macau.

Wynn Las Vegas opened to the public on April 28, 2005. Wynn Las Vegas offers 2,716 rooms and suites, including 36 fairway villas and 6 private-entry villas for its premium guests. In November 2006, the Tower Suites at Wynn Las Vegas became the only casino resort in the world to receive both the Mobil five star and AAA five diamond distinctions. The approximately 111,000 square foot casino features 132 table games, a baccarat salon, private VIP gaming rooms, a poker room, 1,974 slot machines, and a race and sports book. The resort’s 22 food and beverage outlets feature six fine dining restaurants, including restaurants helmed by award winning chefs. Wynn Las Vegas also offers a nightclub, an ultra-lounge, a spa and salon, a Ferrari and Maserati automobile dealership, wedding chapels, an 18-hole golf course, approximately 223,000 square feet of meeting space and an approximately 74,000 square foot retail promenade.

Wynn Macau opened to the public on September 6, 2006. This first phase of Wynn Macau utilizes approximately 11 of a total site area of 16 acres of land. When it opened, Wynn Macau featured approximately 600 hotel rooms and suites, approximately 220 table games and approximately 380 slot machines in approximately 100,000 square feet of casino gaming space, seven restaurants, approximately 26,000 square feet of retail space, a spa and salon, entertainment lounges and meeting facilities. The second phase is being constructed on the remaining 5 acres of the Wynn Macau site and is being integrated into the first phase. In February 2007, the Company added additional table games and slot machines bringing the current total to approximately 256 table games and approximately 477 slot machines in an approximately 110,000 square foot casino.

The linked share’s SEC file number is 000-50028.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
March 31, 2004	$40.26	$27.50	$35.00
June 30, 2004	$43.77	$34.60	$38.63
September 30, 2004	$52.97	$34.21	$51.69
December 31, 2004	$72.99	$50.51	$66.92
March 31, 2005	$76.45	$60.43	$67.74
June 30, 2005	$68.00	$42.35	$47.27
September 30, 2005	$58.20	$43.27	$45.15
December 30, 2005	$61.50	$42.08	$54.85
March 31, 2006	$78.75	$52.44	$76.85
June 30, 2006	$80.19	$64.87	$73.30
September 29, 2006	$78.85	$60.82	$68.01
December 29, 2006	$98.45	$66.52	$93.85
March 30, 2007	$114.60	$89.06	$94.86
June 29, 2007	$107.97	$85.53	$89.69
September 28, 2007	$168.79	$88.42	$157.56
December 31, 2007	$176.14	$110.50	$112.13
March 31, 2008	$124.77	$90.92	$100.64
June 30, 2008	$116.54	$77.67	$81.35
September 30, 2008	$119.73	$69.27	$81.64
December 31, 2008	$83.69	$28.21	$42.26
March 31, 2009	$55.39	$14.50	$19.97
June 30, 2009	$50.76	$19.52	$35.30
September 30, 2009	$74.89	$29.05	$70.89
December 31, 2009	$71.50	$51.74	$58.23
March 26, 2010*	$77.95	$59.70	$76.63

*	High, low and closing prices are for the period starting January 1, 2010 and ending March 26, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WYNN

Initial price: $76.63

Protection level: 75.00%

Protection price: $57.47

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.049719

Coupon: 10.00% per annum

Maturity: March 30, 2011

Dividend yield: 5.22% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	1-Year Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		105.22%
+ 90%	10.00%		95.22%
+ 80%	10.00%		85.22%
+ 70%	10.00%		75.22%
+ 60%	10.00%		65.22%
+ 50%	10.00%		55.22%
+ 40%	10.00%		45.22%
+ 30%	10.00%		35.22%
+ 20%	10.00%		25.22%
+ 10%	10.00%		15.22%
+ 5%	10.00%		10.22%

0%	10.00%		5.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	0.22%
- 10%	10.00%	0.00%	-4.78%
- 20%	10.00%	-10.00%	-14.78%
- 30%	N/A	-20.00%	-24.78%
- 40%	N/A	-30.00%	-34.78%
- 50%	N/A	-40.00%	-44.78%
- 60%	N/A	-50.00%	-54.78%
- 70%	N/A	-60.00%	-64.78%
- 80%	N/A	-70.00%	-74.78%
- 90%	N/A	-80.00%	-84.78%
- 100%	N/A	-90.00%	-94.78%